Exhibit 10.12









                           SUBORDINATED LOAN AGREEMENT




                                 by and between





                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.


                                   as Borrower
                                       and


                          HYATT GAMING MANAGEMENT, INC.


                                    as Lender




                           Dated as of March 14, 2000


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I. Definitions.........................................................1


ARTICLE II. The Loan..........................................................25

2.1      Loan Terms...........................................................25
2.2      Interest.............................................................25
2.3      Hyatt Gaming Deed of Trust...........................................25
2.4      Warrants.............................................................25
2.5      Other Collateral Documents...........................................25
2.6      Opinions.............................................................26

ARTICLE III. Loan Disbursements...............................................26

3.1      Funding..............................................................26

ARTICLE IV. The Borrower's Representations and Warranties, Covenants and
Agreements....................................................................27

4.1      Compliance with Senior Loan Documents................................27
4.2      Intentionally Omitted................................................27
4.3      Intentionally Omitted................................................27
4.4      Payments to Developer................................................27
4.5      Covenants............................................................27
         (a)      Payment of Note.............................................27
         (b)      Reports.....................................................28
         (c)      Compliance Certificate......................................28
         (d)      Taxes.......................................................29
         (e)      Stay, Extension and Usury Laws..............................29
         (f)      Restricted Payments.........................................30
         (g)      Dividend and Other Payment Restrictions Affecting
                  Subsidiaries................................................31
         (h)      Incurrence of Indebtedness and Issuance of Preferred
                  Stock.......................................................32
         (i)      Asset Sales.................................................36
         (j)      Transactions with Affiliates................................37
         (k)      Liens.......................................................38
         (l)      Line of Business............................................38
         (m)      Corporate Existence.........................................38
         (n)      Articles of Incorporation...................................39
         (o)      Limitation of Sale and Leaseback Transactions...............39
         (p)      Limitation on Formation of Subsidiaries and Issuances
                  and Sales of Equity Interests in Wholly Owned
                  Subsidiaries................................................39
         (q)      Advances to Subsidiaries....................................40
         (r)      [Intentionally Omitted].....................................40
         (s)      Additional Subsidiary Guarantees............................40

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         (t)      Insurance...................................................40
         (u)      Limitation on Status as Investment Company..................41
         (v)      Further Assurances..........................................41
         (w)      Construction................................................42
         (x)      Limitation on Use of Proceeds...............................42
         (y)      Extension of Subdivision Agreement..........................42
         (z)      Deposit of Funds into Construction Disbursement
                  Accounts....................................................42
         (aa)     Event of Loss...............................................42
         (bb)     Excess Cash Purchase Repayment..............................43
         (cc)     Merger, Consolidation or Sale of Assets.....................44
         (dd)     Successor Corporation Substituted...........................44
         (ee)     Limitations on Preferred Stock Payments.....................45
         (ff)     Board of Directors..........................................45
4.6      Suitability Matters..................................................45
4.7      Representations and Warranties.......................................45

ARTICLE V. The Lender's Rights and Remedies...................................52

5.1      Acceleration.........................................................52
5.2      No Liability of the Lender...........................................52
5.3      Right to Cure; Protective Advances...................................52
5.4      Protective Advances..................................................52
5.5      Subordination........................................................52

ARTICLE VI. Events of Default.................................................53

6.1      Events of Default....................................................53

ARTICLE VII. General Conditions...............................................55

7.1      Waivers..............................................................55
7.2      No Third Party Beneficiaries.........................................55
7.3      Assignment...........................................................55
7.4      Amendments...........................................................56
7.5      Terms................................................................56
7.6      Governing Law and Jurisdiction.......................................56
7.7      Waiver of Jury Trial.................................................56
7.8      Savings Clause.......................................................56
7.9      Survival of Indenture Provisions.....................................56
7.10     Entire Agreement.....................................................56
7.11     Execution in Counterparts............................................56
7.12     Captions.............................................................56
7.13     Notices..............................................................56
7.14     No Right of Offset...................................................57
7.15     Fees and Expenses....................................................57
7.16     Attorneys' Fees......................................................57
7.17     Indemnification......................................................57

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7.18     Gaming Regulations...................................................57
7.19     Release of Collateral................................................58
7.20     Certificate and Opinion Requirements.................................58
7.21     Lender's Investment Representation Regarding the Warrants............59

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                                TABLE OF EXHIBITS

                 Exhibit A. Form of Subordinated Promissory Note

                                       iv

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                           SUBORDINATED LOAN AGREEMENT

          THIS SUBORDINATED LOAN AGREEMENT, dated as of March 14, 2000 (this "Agreement"), is entered into by and between WINDSOR WOODMONT BLACK HAWK RESORT CORP., a Colorado corporation (the "Borrower") and HYATT GAMING MANAGEMENT, INC., a Nevada corporation (the "Lender").

                                    RECITALS
                                    --------

          A. The Lender has agreed to make available to the Borrower, subject to certain conditions as set forth herein, a subordinated loan in an aggregate principal amount of Seven Million Five Hundred Thousand ($7,500,000.00) (the "Loan"), to be deposited by the Lender into the Hyatt Gaming Accounts (as defined below) and disbursed by Norwest Bank Minnesota, N.A., a national association, as disbursement agent (the "Disbursement Agent"), pursuant to the Cash Collateral and Disbursement Agreement (as defined below).

          B. The Borrower will use the proceeds of the Loan to finance a portion of the construction, development, equipping and operation of a casino, parking garage and related amenities to be located in Black Hawk, Colorado (the "Casino").

          C. The Lender is willing to make the Loan described herein above based on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                    ---------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:
                                    ARTICLE I.
                                   DEFINITIONS

    For the purposes hereof:

1.1 "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

1.2 "Additional Notes" means additional Senior Notes (other than the Initial Notes) issued under the Indenture, as part of the same series as the Initial Notes.

1.3 "Advance Disbursement Account" means the Advance Disbursement Account as defined in and established pursuant to the Cash Collateral and Construction Disbursement Agreement.

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1.4 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that the beneficial ownership of ten percent (10%) or more of the voting securities of a Person will be deemed to be control.

1.5 "Affiliate Transaction" has the meaning set forth in Section 4.5(j) hereof


1.6 "Asset Sale" means: (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback whether in a single transaction or a series of related transactions
(a) that have a fair market value in excess of $250,000, or (b) for net proceeds in excess of $250,000, or (c) that consist of or relates to any assets or rights other than used equipment to be sold or disposed of in the ordinary course of business provided that the sale, lease, conveyance or other disposition of all or substantially all the assets of the Borrower and its Subsidiaries, taken as a whole, will be governed by Section 4.5 (cc) (not by Section 4.5(i) hereof); and
(ii) the issuance or sale by the Borrower or any of its Restricted Subsidiaries of Equity Interests of any of its Restricted Subsidiaries, whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000), or (b) for net proceeds in excess of Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding the foregoing, the following shall not be deemed to be Asset
Sales: (i) a transfer of assets by the Borrower to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Borrower or to another Wholly Owned Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Borrower or to another Wholly Owned Restricted Subsidiary; (iii) a Restricted Payment that is permitted by
Section 4.5(f); (iv) the disposition of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole governed by Section 4.5(cc); (v) a disposition of Cash Equivalents permitted by the provisions hereof; and (vi) the granting of any Permitted Lien.

1.7 "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

1.8 "Authorization" has the meaning set forth in Section 4.7(p) hereof.

1.9 "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

1.10 "Basic Fee" means the Basic Fee (as defined in the Management Agreement) payable pursuant to Section 4.2(a)(i) of the Management Agreement as in effect on the Closing Date.

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1.11 "Basic Fee" means the Basic Fee (as defined in the Management Agreement)
payable pursuant to Section 4.2(a)(i) of the Management Agreement as in effect on the Closing Date.

1.12 "Bench Excavation Permit Remediation" means Site Rehabilitation Security pursuant to Section 18-251 of the Black Hawk Municipal Code.

1.13 "Borrower" has the meaning set forth in the Preamble hereof.


1.14 "Borrower Loss of License Event" means any denial, revocation, suspension (for a period in excess of three (3) days) or non-renewal of any license or authorization for the Casino or its operations (a "Project License"), whether resulting from any judicial or administrative proceeding, or otherwise, and which results, directly or indirectly, from any act or omission of, or ineligibility to hold a Project License by the Borrower or its Affiliates, including, without limitation, the commission of any crime or other act deemed inconsistent with the holding of a Project License, or the association or affiliation with unsuitable persons or entities, whether or not the allegations with respect thereto are true in fact. No Borrower Loss of License Event shall be deemed to have occurred so long as (i) proceedings with respect thereto are being contested with due diligence and in good faith by the Borrower, or the person or entity affected thereby, or in lieu of contest the Borrower elects not to renew or elects to surrender a Project License of any non-controlling Affiliate of the Borrower so long as the operations of the Casino continue without interruption, notwithstanding the surrender of any such Project License, or (ii) if such loss of license or authorization is caused by the acts or omissions of the Manager or any Affiliate of the Manager; provided that, during the pendency of such proceedings or non-renewal or surrender process, the Casino is able to continue gaming operations on an uninterrupted basis. Notwithstanding the foregoing, a Borrower Loss of License Event, however, shall be deemed to have occurred notwithstanding that additional rights of appeal or contest may be available if, as a result of any such action, (i) gaming operations by the Casino are prohibited; or (ii) gaming operations of the Casino are materially restrained, limited or restricted in a manner materially adverse to Casino operations for a period longer than thirty (30) days.

1.15 "Capital Lease Obligations" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

1.16 "Capital Stock" means (i) in the case of a corporation, corporate stock;
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); (iv) in the case of a limited liability company, membership interests; and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

1.17 "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement, dated as of the Closing Date, among the Borrower, the Trustee, the Independent Construction Consultant, the Construction Escrow Agent and the Disbursement Agent, as it may be amended, modified or supplemented by the parties thereto.

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1.18 "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000) and a Keefe Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and (vi) investment funds investing solely in securities of the types described in clauses (ii), (iii), (iv) or (v) above if such fund has net assets of at least Five Hundred Million Dollars ($500,000,000).

1.19 "Casino" has the meaning set forth in Recital B hereof.

1.20 "Change of Control" means the occurrence of any of the following: (i) Hyatt Gaming Management, Inc. no longer operates the Casino pursuant to the Management Agreement, as the same may be amended from time to time on terms no less favorable to the Borrower or the Lender than the terms thereof prior to such amendment; (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Related Party; or (iii) the adoption of a plan relating to the liquidation or dissolution of the Borrower; or (iv) on or prior to an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that a "person" (as such term is defined in Section 13(d)(3) of the Exchange
Act) or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than Related Parties owning more than 45% of the total voting power entitled to vote in the election of Directors; or (v) after an Initial Public Offering, acquisition in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) by any Person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than Related Parties owning more than 45% of the total voting power entitled to vote in the election of Directors; or (vi) during any period of two consecutive years, individuals who at the beginning of such period constituted the directors (together with any new board members whose election or appointment by such committee or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the board members then still in office who were either board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office.

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1.21 "City Improvement Bonds" means Indebtedness issued pursuant to or in accordance with authority of the Special Improvement District number 1998-2 of Gilpin County, Colorado for the purpose of financing public improvements to Richman Street.

1.22 "Closing and Pre-Closing Equity Investments" means the investments made by the stockholders of the Borrower on or prior to the issue date of the Series A Notes in the aggregate amount of approximately $11.5 million.

1.23 "Closing Date" means March 14, 2000.

1.24 "Closing Escrow Account" has the meaning set forth in Section 3.1 hereof.

1.25 "Closing Escrow Agent" has the meaning set forth in Section 3.1 hereof.

1.26 "Collateral Documents" has the meaning set forth in Section 2.5 hereof.

1.27 "Colorado Gaming Regulations" has the meaning set forth in Section 7.18 hereof.

1.28 "Completion Reserve Account" means the account to be maintained by the Disbursement Agent and pledged to the holders of the Senior Notes (who will have a first priority lien) and to the Lender (which will have a second priority lien) pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately Seven Million One Hundred Thousand Dollars ($7,100,000) of the proceeds of the Senior Notes shall be deposited.

1.29 "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus (iii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP; plus (v) all other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) reducing Consolidated Net Income for such period; minus (vi) all non-cash items increasing Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount

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would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

1.30 "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon).

1.31 "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof; (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the cumulative effect of a change in accounting principles will be excluded; and (v) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

1.32 "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of: (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; minus (iii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of

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tangible assets of a going concern business made within Twelve (12) months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; minus (iv) all investments as of such date in unconsolidated
Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments); minus (v) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

1.33 "Construction Disbursement Account" means the account to be maintained by the Disbursement Agent and pledged to the holders of the Senior Note (who will have a first priority lien) and to Lender (which will have a second priority lien), pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately Fifty-Three Million Three Hundred Thousand Dollars ($53,300,000) of the net proceeds of the Senior Notes shall be deposited.

1.34 "Construction Disbursement Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction and equipping of the Casino, as such schedules are delivered to the Disbursement Agent on the Closing Date and as amended from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

1.35 "Construction Escrow Agent" means First American Heritage Title Company in its capacity as construction Escrow Agent under the Cash Collateral and Disbursement Agreement, as approved (or as to which such right of approval is waived) by Lender, such approval or waiver of approval not to be unreasonably withheld or delayed, or any successor thereto appointed by Trustee and approved (or as to which such right of approval is waived) by Lender.

1.36 "Default" means the occurrence or existence of an event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default.

1.37 "Disbursement Agent" has the meaning set forth in Recital A hereof.

1.38 "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Senior Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such change of control or asset sale repurchase or redemption unless such repurchase or redemption complies with
Section 4.5(f) hereof.

1.39 "Environmental Laws" has the meaning set forth in Section 4.7(n) hereof.

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1.40 "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

1.41 "Equity Offering" means a public offer (other than a public offering registered on Form S-8 under the Securities Act) or private placement of common Capital Stock of the Borrower that results in gross proceeds of at least $25.0 million to the Borrower.

1.42 "Equity Purchase Agreements" means:

          (i) that certain Windsor Woodmont Black Hawk Resort Corp. Subscription Agreement, dated as of March 14, 2000, by Colorado Five, Ltd., as amended by the letter agreement between such parties dated March 14, 2000;
          (ii) that certain Windsor Woodmont Black Hawk Resort Corp. Subscription Agreement, dated as of March 14, 2000, by John Martin, as amended by the letter agreement between such parties dated March 14, 2000;
          (iii) that certain Windsor Woodmont Black Hawk Resort Corp. Subscription Agreement, dated as of March 14, 2000, by Robert E. Martin, as amended by the letter agreement between such parties dated March 14, 2000;
          (iv) that certain Windsor Woodmont Black Hawk Resort Corp. Subscription Agreement, dated as of March 14, 2000, by Robert W. Martin, as amended by the letter agreement between such parties dated March 14, 2000; and
          (v) that certain Windsor Woodmont Black Hawk Resort Corp. Subscription Agreement, dated as of March 14, 2000, by Normandy, Inc., as amended by the letter agreement between such parties dated March 14, 2000.

1.43 "ERISA" has the meaning set forth in Section 4.7(m) hereof.


1.44 "Event of Default" means any of the events described in Article VI hereof.


1.45 "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iv) any settlement in lieu of clauses (ii) or (iii) above.

1.46 [Intentionally Omitted]

1.47 "Excavation Agreement" means the amended excavation contract, dated December 31, 1999 between the Borrower and D. H. Blattner & Sons, Inc.

1.48 "Excess Cash Flow" means, with respect to the Borrower for any Operating Year, the Consolidated Cash Flow of the Borrower and its Subsidiaries for such Operating Year, minus (i) interest expense (including the interest portion of any payments associated with Capital Lease Obligations) of the Borrower and its Subsidiaries that is actually paid during such Operating Year, minus (ii) up to

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Three Million Dollars ($3,000,000) in capital expenditures of the Borrower and its Subsidiaries paid during such Operating Year to maintain or improve the Casino (excluding any capital expenditures made with the proceeds from the sale of the Senior Notes or the proceeds of the Loan), minus (iii) up to One Million Dollars ($1,000,000) in capital expenditures of the Borrower and its Subsidiaries paid during such Operating Year to ensure the Casino complies with all applicable laws, rules and regulations, minus (iv) principal payments made during such Operating Year on Indebtedness permitted to be incurred pursuant to
Section 4.5(h) and minus (v) taxes of Borrower and its Subsidiaries accrued with respect to such Operating Year.

1.49 "Excess Cash Flow Offer" has the meaning set forth in Section 4.5(bb) hereof.

1.50 "Excess Construction Proceeds" means, with respect to any Operating Year, all amounts returned to the Borrower from any or all of the Construction Disbursement Account, the Interest Reserve Account, the Completion Reserve Account, the Hyatt Gaming Construction Disbursement Account, the Hyatt Gaming Completion Reserve Account or the Advance Disbursement Account in accordance with the terms of the Cash Collateral and Disbursement Agreement (provided that if any such amounts are returned to the Borrower prior to the first Operating Year, such amounts shall be included in the first Operating Year).

1.51 "Excess Proceeds" has the meaning set forth in Section 4.5(i) hereof.

1.52 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.53 "Exchange Notes" means the notes issued in the Exchange Offer pursuant to
Section 2.06(f) of the Indenture as in effect on the date hereof.

1.54 "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

1.55 "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of the Borrower and its Subsidiaries.

1.56 "FF&E Financing" means (A) a financing (i) the proceeds of which are utilized solely to finance the acquisition of (or entry into a capital lease) by the Borrower or a Subsidiary with respect to FF&E, (ii) from a Person which is not an Affiliate of the Borrower or any holder of the Senior Notes, (iii) on commercial, fair market terms, (iv) in an amount not to exceed Twenty Million Eight Hundred Thousand Dollars ($20,800,000), and (v) which is secured by a first lien only on the furnishings, fixtures and equipment of the Casino as to which neither Lender nor the holders of the Senior Notes has a lien; or (B) any other financing as otherwise approved by Lender or as to which Lender has waived its approval rights.

1.57 "Final Plans" with respect to any particular work or improvement means Plans which (i) have received final approval from all governmental authorities required to approve such Plans prior to completion of the work or improvements and (ii) contain sufficient specificity to permit the completion of the work or improvement.

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


1.58 "First Deed of Trust" means that certain Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests (Gilpin County, Colorado) dated as of the Closing Date, executed by the Borrower to secure its obligations to the Senior Note holders.

1.59 "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of: (i) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including Interest, but excluding amortization of debt issuance costs and issuance discounts in connection with the issuance of the Senior Notes, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (ii) the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to the Borrower or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, plus (iii) if such Person is the Borrower or any of its Restricted Subsidiaries the Basic Fee, in each case, on a consolidated basis and in accordance with GAAP.

1.60 "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Borrower or any of its Subsidiaries incur, assume, guarantee or redeem any Indebtedness (other than ordinary working capital revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (i) acquisitions that have been made by the Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

1.61 "GAAP" means United States generally accepted accounting principles as in effect on the date hereof.

1.62 "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Colorado Limited Gaming Control Commission and any other applicable gaming regulatory authority with authority to regulate any gaming operation (or proposed gaming operation) owned by the Borrower or any of its Subsidiaries and managed or operated by Manager.

1.63 "Gaming Business" means the gaming business and includes all businesses either licensed or unlicensed by a Gaming Authority necessary for, incident to or connected with or arising out of the operation of a gaming establishment or facility (including developing and operating lodging, retail and restaurant facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and any businesses incident and useful to the gaming business, including, without limitation, food and beverage distribution operations to the extent that they are operated in connection with a gaming business.

1.64 "Gaming Facility" means any tangible building or other structure used or expected to be used to enclose space in which a Gaming Business is conducted and
(i) wholly or partially owned, directly or indirectly, by the Borrower or any Subsidiary or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by the Borrower or a Subsidiary; provided that the term Gaming Facility does not include any real property whether or not such building or other structure is located thereon or adjacent thereto or any furniture, fixtures and equipment, including gaming equipment, used in connection with any Gaming Business.

1.65 "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which the Borrower or any of its Subsidiaries is, or may at any time after the Closing Date, be subject.

1.66 "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority required on the Closing Date or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Borrower, including all licenses granted under the Gaming Laws of any jurisdiction to which the Borrower or any of its Subsidiaries is, or may at any time after the Closing Date, be subject.

1.67 "Gaming Redemption" means the repurchase or redemption of Capital Stock of the Borrower pursuant to Section 2 of Fifth Article of the Borrower's Second Amended and Restated Articles of Incorporation, as in effect on the Closing Date, as the same may be amended from time to time on terms that are no less favorable to the Lender.

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


1.68 "Gaming Redemption Indebtedness" means Indebtedness that is incurred by the Borrower in connection with any Gaming Redemption and that has terms, and is subordinated in right of payment to the prior payment in full in cash of the Note pursuant to terms approved by Lender or as which Lender has waived such approval right (which approval or waiver thereof shall not be unreasonably withheld).

1.69 "Government Securities" means the securities purchased upon consummation of the offering with the funds deposited in the Interest Reserve Account which are comprised of (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt; provided however, "Government Securities" shall include Investment Grade Securities during the three-day period following the Closing Date.

1.70 "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

1.71 "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

1.72 "Hyatt Gaming Accounts" means the Hyatt Gaming Completion Reserve Account, the Hyatt Gaming Construction Disbursement Account and the Advance Disbursement Account collectively (to the extent of its interest therein).

1.73 "Hyatt Gaming Collateral" means all assets, now owned or hereafter acquired, of the Borrower or any of its Subsidiaries, that are pledged or assigned, or required to be pledged or assigned under this Agreement, the Note or the Hyatt Gaming Collateral Documents, to Lender pursuant to the Hyatt Gaming Collateral Documents which will initially include all real estate, improvements and all personal property owned by the Borrower and all accounts held by or for the benefit of the Borrower, together with the proceeds thereof (including, without limitation, the proceeds of Asset Sales).

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


1.74 "Hyatt Gaming Completion Reserve Account" means the account into which Seven Hundred Thousand Dollars ($700,000) of the Loan will be deposited by Lender, which account is to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement and with respect to which Lender shall have a first lien pursuant to the Hyatt Gaming Collateral Documents.

1.75 "Hyatt Gaming Construction Disbursement Account" means the account into which Five Million Two Hundred Thousand Dollars ($5,200,000) of the Loan will be deposited by Lender, which account is to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement and with respect to which Lender shall have a first lien pursuant to the Hyatt Gaming Collateral Documents.

1.76 "Hyatt Gaming Deed of Trust" means that certain Hyatt Gaming Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests (Gilpin County, Colorado) executed by the Borrower in favor of the Lender of even date herewith in form satisfactory to the Lender, as it may be amended, modified or supplemented with the written consent of the beneficiary thereto.

1.77 "Hyatt Gaming Pledge Agreements" means that certain (i) Hyatt Gaming Pledge Agreement executed by DPR 1992 Trust in favor of Lender, (ii) Hyatt Gaming Pledge Agreement by APR 21st Century Trust in favor of Lender, and (iii) that certain Hyatt Gaming Pledge Agreement by AMR 21st Century Trust in favor of Lender.

1.78 "Hyatt Gaming Pledge and Assignment Agreement" means that certain Hyatt Gaming Pledge and Assignment Agreement executed by Borrower in favor of Lender of even date herewith in form satisfactory to the Lender, as it may be amended, modified or supplemented with the written consent of Lender.

1.79 "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit, performance or other surety bonds and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness or other obligation of any other Person. The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than thirty (30) days past due, in the case of any other Indebtedness.

1.80 "Indenture" means that certain Indenture dated as of the Closing Date between the Borrower and the Trustee, as it may be amended, modified or supplemented by the parties thereto, evidencing indebtedness initially not to

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exceed One Hundred Million Dollars ($100,000,000) with the amount deposited in the Interest Reserve Account pursuant to the Cash Collateral and Disbursement Agreement to be available only as a reserve for debt service, with additional indebtedness (i) not to exceed Thirty Million Dollars ($30,000,000) pursuant to the terms of the Indenture and so long as such additional indebtedness shall be used solely to finance the construction of a hotel, parking structure and related facilities proximate to the Casino and (ii) not to exceed Five Million Dollars ($5,000,000) pursuant to the terms of the Indenture and so long as such Indebtedness shall be used solely to finance cost overruns for the construction of the Casino hotel, parking, structure and related facilities proximate to the Casino.

1.81 "Initial Public Offering" means a firm commitment underwritten public Equity Offering of Capital Stock of the Borrower pursuant to a registration statement filed with the SEC under the Securities Act.

1.82 "Independent Construction Consultant" means RE Tech+, Inc. in its capacity as Independent Construction Consultant under the Cash Collateral and Disbursement Agreement, as approved (or as to which such right of approval is waived) by Lender, such approval or waiver of approval not to be unreasonably withheld or delayed, or any successor thereto appointed by the Trustee and approved (or as to which such right of approval is waived) by Lender.

1.83 "Initial Notes" has the meaning set forth in the Indenture.

1.84 "Intellectual Property" has the meaning set forth in Section 4.7(s) hereof.

1.85 "Interest" means the interest accruing under the Note.

1.86 "Interest Reserve Account" means the account to be maintained by the Disbursement Agent and pledged to the holders of the Senior Notes (who will have a first priority lien) and to the Lender (which will have a second priority lien) pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately Twenty-Four Million One Hundred Thousand Dollars ($24,100,000) of the proceeds of the Senior Notes shall be deposited and used to purchase the Government Securities.

1.87 "Investment Grade Securities" means any Investment in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Rating Service and Moody's Investors Service, Inc. (or any successor to either of their rating agency businesses), (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Rating Service and Moody's Investors Service, Inc. (or any successor to either of their rating agency businesses), (iv) certificates of deposit maturing within one year from the date of acquisition thereof issued by, or bank accounts maintained with, commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) and having a rating of "A1" or better from Standard & Poor's Rating Service or "P1" or better from Moody's Investors Service, Inc. (or any successor to either of their rating agency businesses), or (v) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the types of investments permitted under this definition; provided that any such Investment Grade Securities which are purchased with a portion of the net proceeds from the Note are deposited in either the Hyatt Gaming Construction Disbursement Account or the Hyatt Gaming Completion Reserve Account and the Lender has a first priority perfected security interest in such Investment Grade Securities.

1.88 "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees or Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Borrower for consideration consisting of common Equity Interests of the Borrower will not be deemed to be an Investment. If the Borrower or any Restricted Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.5(f) hereof. The acquisition by the Borrower or any Restricted Subsidiary of the Borrower of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Borrower or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.5(f) hereof.

1.89 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

1.90 "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 2.1(d) of the Warrant Registration Rights Agreement.

1.91 "Liquor License" means any license, permit, franchise or other authorization from any Liquor Licensing Authority necessary or required on the Closing Date or at any time thereafter to own, lease, operate or otherwise conduct the lodging, retail, restaurant or other entertainment facilities of the

Borrower in the manner described in the Offering Memorandum, including all licenses granted under the liquor licensing laws of any jurisdiction to which the Borrower is, or may at any time after the Closing Date, be subject.

1.92 "Liquor Licensing Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or a foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Colorado Liquor Enforcement Division and the City of Black Hawk Liquor Licensing Authority and any other applicable liquor licensing regulatory authority with authority to regulate any liquor licensed operation (or proposed liquor licensed operation) owned by the Borrower or any of its Subsidiaries and managed or operated by Manager.

1.93 "LLC" means Windsor Woodmont, L.L.C., a Colorado limited liability company.

1.94 "Loan" has the meaning set forth in Recital A hereof.

1.95 "Loan Documents" means this Agreement, the Cash Collateral and Disbursement Agreement, the Hyatt Gaming Collateral Documents, the Warrant Registration Rights Agreement and the Note, and any other documents executed by the Borrower for the benefit of the Lender and evidencing, securing or relating to the Loan.

1.96 "Management Agreement" means the Management Agreement between the Borrower and the Lender dated February 2, 2000, as amended as of the Closing Date, as it may be further amended, modified, or supplemented by the parties thereto.

1.97 "Manager" means the "Manager" as defined in the Management Agreement.

1.98 "Material Adverse Effect" has the meaning set forth in Section 4.7(a) hereof.

1.99 "Maturity" means March 15, 2010.

1.100 "Minimum Facilities" means, with respect to the Casino, a casino which has in operation at least one thousand two hundred (1,200) slot machines and related amenities (including a restaurant, buffet restaurant and a bar) and has parking for at least eight hundred (800) vehicles.

1.101 "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding, however: (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss); and (iii) solely for the purpose of calculating the Fixed Charge Coverage Ratio to determine compliance by the Borrower with Section 4.5(f) pre-opening expenses as determined in accordance with GAAP incurred by such Person in connection with the opening of the Casino up to a maximum of Two Million Dollars ($2,000,000).

1.102 "Net Loss Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss (other than Indebtedness secured by Liens in favor of Lender or the holders of the Senior Notes as the repayment of such Indebtedness is governed by Section 4.5(aa) hereof and Section 4.28 of the Indenture, respectively), and any taxes paid or payable as a result thereof.

1.103 "Net Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (to the extent, in the case of revolving credit Indebtedness, such Indebtedness is permanently reduced) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided, that the Lender will hold a perfected security interest in such aggregate cash proceeds.

1.104 "Non-Casino Loss of License Event" means any delay, postponement or denial of the issuance, or revocation, suspension (for a period in excess of three (3) days) or non-renewal of any license required for the operation of gaming or ownership of gaming facilities by the Lender or any Affiliate of the Lender at any other location other than the Casino, or any written communication by a representative of a licensing authority threatening any of the foregoing whether resulting from any judicial or administrative proceeding, or otherwise, and which results, directly or indirectly, from the Lender's making the Loan, Lender's association with the Borrower any Affiliate of the Borrower, or the Borrower's or any of its Affiliates' association with a Non-Qualified Person.

1.105 "Non-Qualified Person" means any Person that would, if associated with the Borrower or its Affiliates or with the Lender or its Affiliates, in the reasonable judgment of the Lender or any licensing authority, impair or cause the denial, suspension or revocation of any gaming registration, permit, license, right or entitlement or alcoholic beverage registration, permit, license, right or entitlement held or applied for by the Lender, or any Affiliate of the Lender.

1.106 "Non-Recourse Debt" means Indebtedness (i) as to which neither the Borrower nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable; (ii) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders of such Indebtedness have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Borrower or any of its Restricted Subsidiaries.

1.107 "Note" means the Subordinated Promissory Note of the Borrower in favor of the Lender in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) in the form attached hereto as Exhibit A and by this reference incorporated herein, as well as any promissory note or notes issued by the Borrower in substitution, replacement, extension, amendment or renewal of any such promissory note or notes.

1.108 "Note Conversion Agreements" means:

     (i) that certain Subordinated Replacement Promissory Note Conversion Agreement, accepted by Borrower as of March 14, 2000, by and among Windsor Woodmont Black Hawk Resort Corp., Windsor Woodmont, L.L.C. and Jerry Dauderman, as amended by the letter agreement between such parties accepted by Borrower March 14, 2000;
     (ii) that certain Subordinated Replacement Promissory Note Conversion Agreement, accepted by Borrower as of March 14, 2000, by and among Windsor Woodmont Black Hawk Resort Corp., Windsor Woodmont, L.L.C. and Robert W. Martin, as amended by the letter agreement between such parties accepted by Borrower March 14, 2000;
     (iii) that certain Subordinated Replacement Promissory Note Conversion Agreement, accepted by Borrower as of March 14, 2000, by and among Windsor Woodmont Black Hawk Resort Corp., Windsor Woodmont, L.L.C. and Robert E. Martin, as amended by the letter agreement between such parties accepted by Borrower March 14, 2000;
     (iv) that certain Subordinated Replacement Promissory Note Conversion Agreement, accepted by Borrower as of March 14, 2000, by and among Windsor Woodmont Black Hawk Resort Corp., Windsor Woodmont, L.L.C. and John M. Martin, as amended by the letter agreement between such parties accepted by Borrower March 14, 2000;
     (v) that certain Subordinated Replacement Promissory Note Conversion Agreement, accepted by Borrower as of March 14, 2000, by and among Windsor Woodmont Black Hawk Resort Corp., Windsor Woodmont, L.L.C. and Paul Steelman, as amended by the letter agreement between such parties accepted by Borrower March 14, 2000;
     (vi) that certain Subordinated Replacement Promissory Note Conversion Agreement, accepted by Borrower as of March 14, 2000, by and among Windsor Woodmont Black Hawk Resort Corp., Windsor Woodmont, L.L.C. and Patricia Deal, as amended by the letter agreement between such parties accepted by Borrower March 14, 2000;
     (vii) that certain Subordinated Replacement Promissory Note Conversion Agreement, accepted by Borrower as of March 14, 2000, by and among Windsor Woodmont Black Hawk Resort Corp., Windsor Woodmont, L.L.C. and Normandy, Inc., as amended by the letter agreement between such parties accepted by Borrower March 14, 2000; and

     (viii) that certain Subordinated Replacement Promissory Note Conversion Agreement, accepted by Borrower as of March 14, 2000, by and among Windsor Woodmont Black Hawk Resort Corp., Windsor Woodmont, L.L.C. and Colorado Five, Ltd., as amended by the letter agreement between such parties accepted by Borrower March 14, 2000.

1.109 "Obligation" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

1.110 "Offering Memorandum" means the Offering Memorandum of the Borrower relating to the Series A Notes dated March 7, 2000 as supplemented by a supplement thereto dated March 14, 2000.

1.111 "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

1.112 "Officer's Certificate" means a certificate signed on behalf of the Borrower by two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, that meets the requirements of
Section 7.20 hereof.

1.113 "Outside Completion Date" shall have the meaning set forth in the Subdivision Agreement.

1.114 "Operating" means, with respect to the Casino, the first time that: (i) all Gaming Licenses have been granted and have not been revoked or suspended;
(ii) all Liens (other than Liens created by the Hyatt Gaming Collateral Documents or Permitted Liens) related to the development, construction and equipping of, and beginning operations at, the Casino have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Borrower, sufficient funds remain in the Senior Cash Collateral Accounts (other than the Interest Reserve Account) and the Hyatt Gaming Accounts to discharge such Liens and the Borrower has taken any action (including the institution of legal proceedings) necessary to prevent the sale of any or all of the Casino or the real property on which the Casino will be constructed; (iii) the Independent Construction Consultant, the general contractor and the architect of the Casino will have delivered a certificate to the Lender certifying that the Casino is substantially complete in all material respects in accordance with the Final Plans with respect to the Minimum Facilities and all applicable building and other laws, ordinances and regulations; (iv) the Casino is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; (v) the Minimum Facilities are open to the general public and operating in accordance with all applicable laws; and (vi) a temporary certificate of occupancy has been issued for the Casino by the appropriate governmental authorities.

1.115 "Operating Deadline" means December 31, 2001.

1.116 "Operating Year" means the four consecutive fiscal quarter period of the Borrower beginning on the first day of the first fiscal quarter of the Borrower commencing after the date that the Casino first becomes Operating, and each succeeding four consecutive fiscal quarter period thereafter that begins immediately after the last day of such initial four quarter period or any subsequent four quarter period.

1.117 "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Lender, that meets the requirements of Section 7.20 hereof. The counsel may be an employee of or counsel to the Borrower or any Subsidiary of the Borrower.

1.118 "Permitted Debt" has the meaning set forth in Section 4.5(h) hereof.

1.119 "Permitted Investments" means: (i) any Investment in Cash Equivalents;
(ii) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.5(i) hereof; (iii) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower; (iv) after the Casino is Operating, any purchases from time to time by the Borrower of the Senior Notes, as required under the terms of the Indenture as in effect on the date hereof in accordance with Section 4.29 of the Indenture; (v) obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in the settlement of judgments; and (vi) advances to employees of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to pay for reasonable business expenses incurred by such employees.
1.120 "Permitted Liens" means (i) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower in accordance with the terms hereof; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower; (ii) Liens on property existing at the time of acquisition thereof by the Borrower or any Restricted Subsidiary of the Borrower in accordance with the terms hereof (other than materials, supplies or FF&E acquired in connection with developing, constructing or equipping of, or commencing operations at, the Casino), provided that such Liens were in existence prior to the contemplation of such acquisition; (iii) Liens existing on the Closing Date and previously disclosed in the Title Policy for the Hyatt Gaming Deed of Trust; (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (v) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, and, with respect to such Liens arising in connection with the construction of the Casino, there is no Default or Event of Default under the Cash Collateral and Disbursement Agreement; (vi) Liens created on property pursuant to the terms of the Senior Notes on property that constitutes

Collateral on which Lender has a valid, perfect and, except as otherwise permitted by the terms hereof and the Collateral Documents, first priority Lien or pursuant to any Permitted Refinancing Indebtedness incurred in accordance with this Agreement to extend, refinance, renew, replace, defease or refund the Senior Notes, so long as such Liens do not extend to property that was not covered by the Senior Notes; (vii) Liens on FF&E to secure Indebtedness incurred in accordance with clause (h) (I) of the definition of Permitted Debt in Section 4.5; (viii) Liens securing obligations under this Agreement or the other Loan Documents; (ix) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (x) zoning, easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Borrower or any subsidiary incurred in the ordinary course of business; (xi) Liens on the real property encumbered by the Hyatt Gaming Deed of Trust to secure Indebtedness incurred in accordance with clause
(h)(F) of the definition of Permitted Debt in Section 4.5; (xii) Liens on Collateral to secure Indebtedness incurred in accordance with clause (h)(L) provided (a) such Liens are not senior to the Liens securing the Obligations hereunder and under the Note and the other Collateral Documents and (b) such Indebtedness is not senior in right of payment to such Obligations; (xiii) leases or subleases granted to their Persons not materially interfering with the ordinary course of business of the Borrower or any of its Restricted Subsidiaries; (xiv) Liens securing Hedging Obligations incurred in accordance with the terms hereof; (xv) attachment or judgment Liens not giving rise to a Default or an Event of Default and; (xvi) Liens on Capital Stock of an Unrestricted Subsidiary owned directly by another Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary the Capital Stock of which is being provided as a security; provided that any such Lien may not extend to any property or assets of the Borrower or any of its Restricted Subsidiaries other than such Capital Stock.

1.121 "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed (a) with respect to the Senior Notes, the principal amount outstanding under the Senior Notes at the time such Permitted Refinancing Indebtedness is issued plus any premium and interest required under the Indenture, as in effect on the date hereof plus the reasonable fees, expenses and costs incurred in connection therewith, and (b) with respect to all other Indebtedness, the original principal amount of (or accreted value, if applicable) the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus any interest and premium payable thereon (plus all accrued interest thereon, the amount of reasonable expenses incurred in connection therewith and premiums incurred in connection therewith pursuant to the original loan documents governing such indebtedness); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Note, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of and is subordinated in right of payment to, the Note on terms at least as favorable to the Lender as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

1.122 "Person" means any individual, partnership, limited liability company, corporation, unincorporated association, joint venture, trust or other entity, whether in its own or representative capacity.

1.123 "Plans" means the plans, specifications, working drawings, change orders, correspondence and related items, which may be amended by the Borrower, as the case may be, as necessary or appropriate, that collectively: (i) provide for and detail the manner of development, construction and equipping of the Casino; (ii) call for construction which shall permit the Casino to be Operating on or prior to the Operating Deadline, subject only to Permitted Liens; and (iii) call for construction which shall cause the Casino to be Operating for a total cost consistent with its Construction Disbursement Budget (as defined in the Cash Collateral and Disbursement Agreement) and the line items set forth therein; and
(iv) together with any amendments, are consistent with the description of the Casino contained in the Offering Memorandum, and are consistent with all governmental approvals and requirements, including, without limitation, the Black Hawk Building Department, Historical Architecture Review Commission, Gaming Authorities, and the Subdivision Agreement.

1.124 "Project License" has the meaning set forth in Section 1.14 hereof.

1.125 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Borrower and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Borrower and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Borrower to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

1.126 "Related Party" means (i) the LLC and (ii) Daniel P. Robinowitz, Normandy, Inc., Irving Deal and Patricia Deal and, any trust formed for the benefit of such individual, his/her spouse or his/her children or any corporation, partnership, or limited liability company that is at least fifty percent (50%) owned by such individuals.

1.127 "Restricted Investment" means an Investment other than a Permitted Investment.

1.128 "Restricted Payment" has the meaning set forth in Section 4.5(f)(iv) hereof.

1.129 "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

1.130 "SEC" means the Securities and Exchange Commission.

1.131 "Securities Act" means the Securities Act of 1933, as amended.

1.132 "Senior Cash Collateral Accounts" means, collectively, the Interest Reserve Account, the Completion Reserve Account, the Construction Disbursement Account and the Senior Note Advance Disbursement Account, each as defined in the Indenture as in effect on the date hereof and established pursuant to the Cash Collateral and Disbursement Agreement.

1.133 "Senior Debt" means (i) all indebtedness, liabilities and obligations of every kind or nature, absolute or contingent, now existing or hereafter arising, of the Borrower, its successors and assigns, under the Indenture, the Senior Notes, any Collateral Documents (as defined in the Indenture), or any other documents, instruments or agreements executed in connection with any of the foregoing (the foregoing, collectively, the "Senior Note Documents"), to the Trustee or any holder of the Senior Notes and their successors and assigns and, subject to Section 4.1 hereof, any Person who extends credit to the Borrower for the purpose of refunding any such indebtedness, liabilities or obligations, including without limitation the principal of, and interest on (including any interest accruing after the commencement of any Proceeding (as defined in the Indenture) with respect to the Borrower and any interest which would have accrued but for the commencement of any such Proceeding), and all premiums, fees, charges, expenses and indemnities arising under or in connection with the Senior Loan Documents; (ii) any modifications, amendments, refundings, renewals or extensions of any indebtedness or obligation described in clause (i) of this definition; (iii) the FF&E Financing; and (iv) the City Improvement Bonds.

1.134 "Senior Loan Documents" means the Senior Note Documents and all documents evidencing, securing or relating to the FF&E Financing and the City Improvement Bonds.

1.135 "Senior Note Documents" has the meaning set forth in Section 1.132 hereof.

1.136 "Senior Notes" means the notes issued pursuant to the Indenture.

1.137 "Series A Preferred Stock" means the Borrower's Series A Preferred Stock, par value $0.01 per share.

1.138 "Series B Preferred Stock" means the Borrower's Series B Preferred Stock, par value $0.01 per share.

1.139 "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

1.140 "Sponsor" means Daniel P. Robinowitz.

1.141 "Subdivision Agreement" means the Subdivision Agreement dated as of December 29, 1997 between Borrower and the City of Black Hawk, Colorado.

1.142 "Subordination Agreement" means the Intercreditor Subordination and Collateral Agreement by and among the Borrower, the Lender and the Trustee of even date herewith in form satisfactory to the Lender, as it may be amended, modified, or supplemented by the parties thereto.

1.143 "Subsidiary" means with respect to any Person, (i) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

1.144 "Subsidiary Guarantee" means the Guarantee by a Subsidiary of the Borrower's payment obligations under this Agreement, the Note and the other Loan Documents executed pursuant to the provisions of this Agreement.

1.145 "Subsidiary Guarantor" means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Agreement, and its respective successors and assigns.

1.146 "Subsidiary Intercompany Note" means the intercompany note senior to any subordinated debt of, and pari passu with all existing senior Indebtedness of the issuing Subsidiary, issued by Restricted Subsidiaries of the Borrower in favor of the Borrower to evidence advances by the Borrower, in each case, in form satisfactory to the Lender.

1.147 "Title Policy" has the meaning set forth in Section 2.3 hereof.

1.148 "Transactions" means the transactions contemplated by the Loan Documents.

1.149 "Trustee" means SunTrust Bank, a Georgia banking corporation, as indenture trustee under the Indenture.

1.150 "Unrestricted Subsidiary" means any Subsidiary of the Borrower that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (iii) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Borrower or any of its Restricted Subsidiaries.

      Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced to the Lender by providing the Lender a certified copy of a resolution of the Borrower's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.5(f) hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.5(h), the Borrower shall be in default of such covenant. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.5(h) hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation, (iii) such Subsidiary becomes a Subsidiary Guarantor; and (iv) such Subsidiary becomes a party to all Hyatt Gaming Collateral Documents.

1.151 "Warrant Agreement" means that certain First Warrant Agreement between the Borrower and The Sun Trust Bank, as warrant agent, of even date herewith, as it may be amended, modified or supplemented by the parties thereto.

1.152 "Warrant Registration Rights Agreement" means that certain Warrant Registration Rights Agreement of even date herewith by and between Lender and the Borrower, as it may be amended, modified or supplemented by the parties thereto.

1.153 "Warrant Shares" means any common stock of the Borrower issuable upon exercise of the Warrants.

1.154 "Warrants" means the warrants for the purchase of thirty-three thousand eight hundred eighty-seven (33,887) shares of the Borrower's common stock issued to the Lender pursuant to the Warrant Agreement.

1.155 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

1.156 "Wholly Owned Restricted Subsidiary" of any Person means a Wholly Owned Subsidiary of such Person that is also a Restricted Subsidiary of such Person.

1.157 "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person at least ninety percent (90%) of the outstanding Capital Stock or other ownership interests of which will at the time be owned by such Persons by one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                                   ARTICLE II.
                                    THE LOAN

2.1 LoanTerms. Subject to the terms and conditions of this Agreement, the Lender hereby lends and the Borrower hereby borrows the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000), such borrowing to be evidenced by the Note.

2.2 Interest. The outstanding principal balance of the Loan shall bear interest and principal and Interest shall be repayable all in accordance with the terms of the Note. The Borrower shall make prepayments of the amounts outstanding under the Note as required by Sections 4.5(i), (aa) and (bb) hereof.

2.3 Hyatt Gaming Deed of Trust. The Borrower shall execute and deliver the Hyatt Gaming Deed of Trust and provide the Lender with an ALTA Title Policy (or commitment therefor) from First American Title Insurance Company with endorsements satisfactory to the Lender (the "Title Policy") insuring that the Hyatt Gaming Deed of Trust is subject only to the First Deed of Trust and any other permitted encumbrances approved in writing by the Lender. The Borrower shall pay all costs and expenses of recording the Hyatt Gaming Deed of Trust and of issuance of the Title Policy.

2.4 Warrants. Concurrently herewith the Borrower shall have entered into the Warrant Agreement and the Lender, the Borrower and the Trustee shall have entered into the Warrant Registration Rights Agreement, each as additional consideration for the Lender providing the Loan to the Borrower.

2.5 Other Collateral Documents. The Lender shall have a first lien on the Hyatt Gaming Accounts and a second lien on (a) the Borrower's and its subsidiaries' accounts receivable, general intangibles, inventory and other personal property (other than furnishings, fixtures and equipment as to which the lender of the FF&E Financing has a first lien and with respect to which Lender and holders of the Senior Notes shall have no lien), (b) the Senior Cash Collateral Accounts, (c) to the extent permitted by law, certain construction contracts, operating agreements, licenses, permits and other agreements as to which the holders of the Senior Notes have a first lien, (d) stock or other equity interests of current and future subsidiaries of the Borrower and (e) any other collateral as to which the holders of the Senior Debt have a first or a second lien. The documents evidencing such liens and security interest are herein referred to as the "Collateral Documents" and include, without limitation, the following documents, each dated as of the Closing Date:
      (A) that certain Hyatt Gaming Security Agreement; (B) that certain Hyatt Gaming Pledge and Assignment Agreement; (C) that certain Hyatt Gaming Account Agreement; (D) that certain Hyatt Gaming Collateral Assignment;

      (E) that certain Hyatt Gaming Pledge Agreement by the DPR 1992 Trust in favor of Lender; (F) that certain Hyatt Gaming Pledge Agreement by APR 21st Century Trust in favor of Lender; (G) that certain Hyatt Gaming Pledge Agreement by AMR 21st Century Trust in favor of Lender; and (H) the Hyatt Gaming Deed of Trust.

2.6 Opinions. The Borrower shall cause to have delivered on the Closing Date each of the following opinions, dated as of the Closing Date:

    (a) An opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Borrower, in form satisfactory to the Lender;

    (b) An opinion of Holley, Albertson & Polk, P.C., Colorado real estate counsel and corporate counsel for the Borrower, in form satisfactory to the Lender; and

    (c) An opinion of Dill, Dill, Carr, Stonbraker & Hutchings, P.C., Colorado gaming counsel for the Borrower, in form satisfactory to the Lender.

                                   ARTICLE III.
                               LOAN DISBURSEMENTS

3.1 Funding. Concurrently herewith the Lender has deposited a total of Seven Million Five Hundred Thousand Dollars ($7,500,000) in the Hyatt Gaming Accounts (other than the Hyatt Gaming Advance Disbursement Account) and in the closing escrow account (the "Closing Escrow Account") with First American Heritage Title Company's local affiliate (the "Closing Escrow Agent"). Specifically, Lender has deposited approximately Five Million Two Hundred Thousand Dollars ($5,200,000) into the Hyatt Gaming Construction Disbursement Account, Seven Hundred Thousand Dollars ($700,000) into the Hyatt Gaming Completion Reserve Account and One Million Six Hundred Thousand Dollars ($1,600,000) into the Closing Escrow Account. The funds in the Closing Escrow Account shall be disbursed at the direction of the Closing Escrow Agent. The Loan shall be disbursed by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement and the terms of the Closing Escrow Account on terms reasonably satisfactory to Lender.

                                   ARTICLE IV.
            THE BORROWER'S REPRESENTATIONS AND WARRANTIES, COVENANTS
                                 AND AGREEMENTS

4.1 Compliance with Senior Loan Documents. The Borrower shall not amend, modify or supplement the Senior Loan Documents or refinance the Senior Debt without Lender's prior written consent so as to increase principal or interest, extend the maturity or amend, modify or add covenants relating to the Loan or the Management Agreement that materially and adversely affect the Lender; provided, however, the amount of any such refinancing may include the amount of principal, interest or other amounts (including fees and expenses) due on the Senior Debt so refinanced.

4.2 Intentionally Omitted.


4.3 Intentionally Omitted.


4.4 Payments to Developer. No developer fees or other fees, expenses or reimbursements shall be paid to the Borrower or its Affiliates:

    (a) On or before the Closing Date, other than a One Million Seven Hundred Thousand Dollar ($1,700,000) developer incentive fee to be payable in preferred stock and a total of Three Hundred Thousand Dollars ($300,000) for the salary and benefits of Daniel Robinowitz and Dorothy Manuel;

    (b) During the period after the Closing Date and until the Casino is Operating, to the extent the sum of fees, expenses and reimbursements payable during such period would exceed One Million Two Hundred Thousand Dollars ($1,200,000), excluding reimbursement for reasonable and documented travel and related expenses included in the Construction Disbursement Budget of approximately Two Hundred Twenty Five Thousand Dollars ($225,000) in the aggregate for any twelve (12) month period during such period, plus a Six Hundred Thousand Dollar ($600,000) completion bonus to be payable only out of the contingency in the Completion Reserve Account and the Hyatt Gaming Completion Reserve Account, on a pro rata basis as set forth in the Cash Collateral and Disbursement Agreement; and

    (c) In excess of Three Hundred Fifty Thousand Dollars ($350,000) per year for each year after the Casino is Operating and until such time as all Obligations of the Borrower under this Agreement, the Note and the other Loan Documents are paid in full; provided, however, that no amounts permitted to be paid to the Borrower or its Affiliates pursuant to this Section 4.4(C) shall be paid during any year unless and until the Incentive Fee (as defined in the Management Agreement) shall have been paid for such period pursuant to the terms of the Management Agreement.

4.5 Covenants.


    (a) Payment of Note. Subject to the terms of the Subordination Agreement, the Borrower shall pay or cause to be paid all amounts owing to Lender under the Note, this Agreement and the other Loan Documents in accordance with their respective terms. Principal, premium, if any, and Interest shall be considered paid on the date due if the Lender holds, as of 10:00 a.m. Eastern Time on the due date, money deposited by the Borrower in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Interest then due. The Borrower shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Warrant Registration Rights Agreement. If the Lender has given wire transfer instructions to the Borrower, the Borrower will pay all principal, Interest, premium and Liquidated Damages, if any, on the Note in accordance with those instructions. All other payments on the Note shall be made at Lender's address set forth in the Note. The Borrower shall pay when due any property taxes, insurance, repair and maintenance costs, amounts due under the Management Agreement, or other amounts necessary for the

Borrower to carry on the operation of its Casino business and protect the value of the Hyatt Gaming Collateral.

    (b) Reports.

        (i) Whether or not required by the rules and regulations of the SEC, beginning with respect to the Borrower's fiscal quarter ended March 31, 2000 and continuing for so long as the Note is outstanding, the Borrower shall furnish to the Lender (i) all consolidated quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Borrower were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial position and results of operations of the Borrower and its Subsidiaries and, with respect to the annual information only, a report thereon by the Borrower's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Borrower were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower. In addition, following consummation of the Exchange Offer whether or not required by the rules and regulations of the SEC, the Borrower shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        (ii) For so long as the Note remains outstanding, the Borrower shall furnish to the Lender and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

    (c) Compliance Certificate.


        (i) The Borrower shall deliver to the Lender, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, the Note and the Hyatt Gaming Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement, the Note and the Hyatt Gaming Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement, the Note or the Hyatt Gaming Collateral Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or Interest, if any, on the Note is prohibited or if such event has occurred, a description of the event and what action the Borrower is taking or proposes to take with respect thereto.

        (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.5(c)(i) above shall be accompanied by a written statement of the Borrower's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions of Section 4.5(h) hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (iii) The Borrower shall, so long as the Note is outstanding, deliver to the Lender, forthwith upon any Officer becoming aware of any Default or Event of Default or any Default or Event of Default (each as defined in the Cash Collateral and Disbursement Agreement) or any Default or Event of Default (each as defined in the Indenture), an Officers' Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

    (d) Taxes.The Borrower shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lender.

    (e) Stay, Extension and Usury Laws.The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or the Note; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lender, but shall suffer and permit the execution of every such power as though no such law has been enacted.

    (f) Restricted Payments.The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (i)declare or pay any dividend or make any other payment or distribution on account of the Borrower's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holder of the Borrower's or any of its Restricted Subsidiaries' Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or dividends or distributions payable to the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower by a Wholly Owned Restricted Subsidiary of the Borrower);

        (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower, any Equity Interests of the Borrower or any direct or indirect parent of the Borrower or other Affiliate of the Borrower (other than any such Equity Interests owned by the Borrower or any Wholly Owned Restricted Subsidiary of the Borrower);

        (iii) make any payment of principal (whether or not at maturity) on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Note; or

        (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),


unless, at the time of and after giving effect to such Restricted Payment, all Obligations of the Borrower under the Note, this Agreement and the other Loan Documents have been indefeasibly paid in full.

The preceding provisions will not prohibit the following Restricted Payments:

        (i) so long as no Default has occurred and is continuing or would be caused by such payment, the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Agreement;

        (ii) so long as no Default has occurred and is continuing or would be caused by such payment, the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu Indebtedness or Equity Interests of the Borrower in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, other Equity Interests of the Borrower (other than any Disqualified Stock);

        (iii) so long as no Default has occurred and is continuing or would be caused by such payment, the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness, including the Note, with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

        (iv) so long as no Default has occurred and is continuing or would be caused by such payment, the defeasance, repurchase, redemption or other acquisition of FF&E Financing pursuant to any scheduled pre-payment or mandatory sinking fund relating to such FF&E Financing at the time of its incurrence in accordance with the terms of this Subordinated Loan Agreement;

        (v) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the repurchase of any Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such stock options or warrants;

        (vi) so long as no Default has occurred and is continuing or would be caused by such payment, the declaration of any scheduled dividends to the holders of any Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued after the Closing Date in compliance with Section 4.5(h) hereof;

        (vii) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower required by any applicable law, rule or regulation (other than any Gaming Law); and

        (viii) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the repurchase, redemption or other acquisition or retirement of any Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower as required by any Gaming Law in exchange for Gaming Redemption Indebtedness.

    (d) Dividend and Other Payment Restrictions Affecting Subsidiaries.The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (i) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by its profits, or pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

        (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries; or

        (iii) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to such encumbrances or restrictions existing under or by reason of:

              (A) this Agreement, the Note or the Hyatt Gaming Collateral Documents;

              (B) applicable law;

              (C) by reason of customary non-assignment provisions in leases or contracts entered into in the ordinary course of business;

              (D) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

              (E) the acquisition of the Capital Stock of any Person, or property or assets of any Person by the Borrower or any Restricted Subsidiary, if the encumbrances or restrictions (a) existed at the time of the acquisition and were not incurred in contemplation thereof and (b) are not applicable to any Person or the property or assets of any Person other than the Person acquired or the property or assets of the Person acquired;

              (F) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

              (G) Liens securing FF&E Financing that limit the right of the debtor to dispose of the assets subject to such Lien; and

              (H) the Indenture, the Senior Notes and the other Senior Note Documents.

    (h) Incurrence of Indebtedness and Issuance of Preferred Stock.The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness (including Acquired Debt) and the Borrower shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred Stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Borrower may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

        (i) the Casino is Operating;

        (ii) the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

        (iii) the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Note.

        The provisions of the first paragraph of this Section 4.5(h) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

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


              (A) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Borrower of Indebtedness represented by the Note on the Closing Date;

              (B) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the issuance by the Borrower of the Exchange Notes to be issued pursuant to the Registration Rights Agreement or the incurrence by the Borrower and its Restricted Subsidiaries of obligations arising under the Hyatt Gaming Collateral Documents, to the extent that such obligations would constitute Indebtedness;

              (C) so long as no Default or Event of Default has occurred and is continuing or would be caused by such payment, the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Agreement to be incurred under the first paragraph of this Section 4.5(h) or clause (K) of this Section 4.5(h);

              (D) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

                  1. such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Note;

                  2. any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Wholly Owned Restricted Subsidiary and any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Wholly Owned Restricted Subsidiary, as the case may be; and

                  3. if any Restricted Subsidiary is the obligor on such Indebtedness, such Indebtedness is represented by a Subsidiary Intercompany Note that is pledged to the Lender as security for the Note;

              (E) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the incurrence by the Borrower of Hedging Obligations that (a) are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be incurred by the Borrower under clause (I) below and (b) are on terms approved by Lender (which approval shall not be unreasonably withheld);

              (F) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Borrower of Indebtedness solely in respect of City Improvement Bonds in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed Three Million Dollars ($3,000,000);

              (G) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Borrower of Indebtedness solely in respect of standby letters of credit or surety bonds required to be issued under the Excavation Agreement (a) in an amount not to exceed the lesser of: one hundred ten percent (110%) of the cost of the remaining work to be performed thereunder or Seven Million Five Hundred Thousand Dollars ($7,500,000) and (b) on terms approved by Lender, which approval shall not be unreasonably withheld;

              (H) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Borrower of Indebtedness solely in respect of performance or similar bonds or standby letters of credit; provided that any such bond or standby letter of credit is incurred in the ordinary course of the Borrower's business pursuant to the Public Improvements Performance Guarantee pursuant to paragraph 11 of the Subdivision Agreement or the Bench Excavation Permit Remediation in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000) at any one time outstanding; and provided, further, that any such bond or standby letter of credit is incurred on terms customary for operations similar to the Borrower's [and, provided, further that such Indebtedness shall be reduced in an amount and to the extent that funds are disbursed to the City of Blackhawk pursuant to such Subdivision Agreement or Bench Excavation Permit Remediation];

              (I) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Borrower of FF&E Financing with the consent of Lender, or as to which such right of consent is waived (which consent or waiver thereof shall not be unreasonably withheld); provided, however, that (a) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof, (b) no Indebtedness incurred under the Note is utilized for the purchase or lease of such FF&E, (c) the aggregate principal amount of such Indebtedness does not exceed Twenty Million Eight Hundred Thousand Dollars ($20,800,000) outstanding at any time; and (d) the payment of interest and principal shall be amortized over at least a four-year period from the date of issuance, with payments to be applied first to interest and then to principal on a monthly (or less frequent) basis, which monthly (or less frequent) payments shall not exceed Six Hundred Thousand Dollars ($600,000) per month (or proportionately greater amount for less frequent payments);

              (J) so long as no Default or Event of Default has occurred and is continuing, the incurrence by the Borrower of Indebtedness or the issuance by the Borrower of Disqualified Stock solely to finance the construction of a hotel, parking structure and related facilities at the Casino during the first Operating Year, so long as the Fixed Charge Coverage Ratio for the Borrower's most recently ended two full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis, as if the additional

Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such two-quarter period;

              (K) without regard for whether a Default has occurred and is continuing or would be caused by such payment, bond or surety obligations posted by the Borrower or any of its Restricted Subsidiaries in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority to the extent required by applicable law and consistent in character and amount with customary industry practice so long as such Indebtedness does not result in, and is not secured by, a Lien on any of the Hyatt Gaming Collateral;

              (L) so long as no Default or Event of Default has occurred and is continuing the incurrence by the Borrower or any of its Restricted Subsidiaries of additional Indebtedness in aggregate principal amount not to exceed Five Million Dollars ($5,000,000); provided that such Indebtedness has terms, and is subordinated in right of payment to the payment in full in cash of the Note pursuant to terms, approved by Lender, or as to which such right of approval is waived (which approval shall not be unreasonably withheld);

              (M) so long as no Default or Event of Default has occurred and is continuing the incurrence by the Borrower of the Senior Notes as in effect on the Closing Date;

              (N) without regard for whether a Default has occurred and is continuing or would be caused by such payment, the incurrence by the Borrower of Gaming Redemption Indebtedness as a result of any Gaming Redemption; provided that such Indebtedness has terms, and is subordinated in right of payment in full in cash of the Note pursuant to terms, approved by Lender, or as to which such right of approval is waived (which approval shall not be unreasonably withheld); and

              (O) so long as no Default or Event of Default has occurred and is continuing the incurrence by the Borrower of Additional Senior Notes issued to The Ravich Revocable Trust of 1989 or Affiliates of the foregoing in the aggregate principal amount not to exceed Five Million Dollars ($5,000,000); provided that such Indebtedness is used solely to finance the completion of the development, construction and initial equipment (other than equipment secured by or purchased with the proceeds of any FF&E Financing) of the Casino prior to the Operating of the Casino; provided, further, that the Construction Disbursement Account and the Hyatt Gaming Construction Disbursement Account have been depleted and less than Four Million Dollars ($4,000,000) of aggregate proceeds remains in the Completion Reserve Account and the Hyatt Gaming Completion Reserve Account and the Borrower reasonably believes that the funds remaining in the Completion Reserve Account and the Hyatt Gaming Completion Reserve Account will not be sufficient to finance completion of the development, construction and initial equipment (other than equipment secured by or purchased with the proceeds of any FF&E Financing) of the Casino sufficient for the Casino to begin Operating; and provided, further, that the Borrower reasonably believes that the incurrence of such additional Indebtedness will provide proceeds to the Borrower that are sufficient to finance the completion of the development, construction and initial equipment of the Casino sufficient for the Casino to begin Operating.

              The Borrower shall not incur any Indebtedness (including Permitted
Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower unless such Indebtedness is also contractually subordinated in right of payment to the Note on substantially identical terms; provided, however, that no Indebtedness of the Borrower shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being secured.

              For purposes of determining compliance with this Section 4.5(h), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (A) through
(O) above, or is entitled to be incurred pursuant to the first paragraph of this
Section 4.5(h) the Borrower will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this
Section 4.5(h).

    (i) Asset Sales.The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

        (i) the Casino is Operating;

        (ii) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Lender) of the assets or Equity Interests issued or sold or otherwise disposed of; and

        (iii) at least eighty percent (80%) of the consideration received therefor by the Borrower or such Subsidiary is in the form of cash or Cash Equivalents; and

        (iv) the assets subject to such Asset Sale do not constitute Collateral or, in the case of any such assets that do constitute Collateral, such sale is permitted by the applicable Collateral Documents or this Subordinated Loan Agreement.

        For purposes of this provision, each of the following will be deemed to be cash in the amount of:

              (A) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet) of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Note) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Restricted Subsidiary from further liability; and

              (B) any securities or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are promptly (but in any event within 90 days) converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received).

        Within two hundred seventy (270) days after the receipt of any Net Proceeds from an Asset Sale, the Borrower or such Restricted Subsidiary, as the case may be, may (1) apply such Net Proceeds to the making of a capital expenditure or the acquisition of long-term assets, in either case, which will be owned by the Borrower or such Restricted Subsidiary and be used by or useful to the Borrower or such Restricted Subsidiary in any line of business in which the Borrower or such Restricted Subsidiary is permitted to be engaged pursuant to Section 4.5(l) hereof or (2) contractually commit to apply such Net Proceeds to the payment of the costs of construction of real property improvements or the costs of capital expenditures which, in each case, will be Hyatt Gaming Collateral and will be owned by the Borrower or such Restricted Subsidiary and be used by or useful to the Borrower or such Restricted Subsidiary in any line of business in which the Borrower or such Restricted Subsidiary is permitted to be engaged pursuant to Section 4.5(l) hereof; provided, that in the case of each of clause (1) and clause (2) hereof the Borrower or such Restricted Subsidiary, as the case may be, uses such replacement asset at the same location as the assets sold and grants to the Lender, a perfected security interest on any such properties or assets acquired or constructed with the Net Proceeds of any such Asset Sale on the terms set forth in this Agreement and the Hyatt Gaming Collateral Documents. Pending the final application of any such Net Proceeds, the Borrower or such Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents which shall be pledged to the Lender as security for the Note.

        Any Net Proceeds from Asset Sales that do not constitute Hyatt Gaming Collateral and that are not applied or invested as provided in the preceding paragraph shall be deemed to constitute "Excess Proceeds." To the extent that any Excess Proceeds are available to prepay all or any portion of the Note under the terms of the Indenture as in effect on the date hereof, the Borrower shall, on the first day such payment may be made pursuant to the terms of the Indenture as in effect on the date hereof, make a prepayment of principal, together with all accrued and unpaid interest, outstanding under the Note in an amount equal to the Excess Proceeds minus the amount that the terms of the Indenture, as in effect on the date hereof, require be used to purchase Senior Notes.

    (j)Transactions with Affiliates.The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

       (i) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person; and

       (ii) the Borrower delivers to the Lender:

              (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of One Million Dollars ($1,000,000), a resolution of the Borrower's Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested directors, and

              (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of Five Million Dollars ($5,000,000), an opinion as to the fairness to the Lender of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

       The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  1. payments made pursuant to the Senior Notes, as in effect on the Closing Date and the Management Agreement;

                  2. any employment agreement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business on terms customary in the gaming industry providing for payments not to exceed Two Hundred Forty Thousand Dollars ($240,000) individually during any twelve-month period (so long as the aggregate payments to all employees, consultants, accountants, attorneys, representatives, developers and other professionals (other than the Lender) and the aggregate costs associated with the operations of the Borrower (other than pursuant to the Management Agreement) do not exceed Seven Hundred Thousand Dollars ($700,000) in the aggregate during any twelve-month period beginning after the Casino is Operating);

                   3. any indemnification agreement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business on terms customary in the gaming industry;

                   4. Restricted Payments that are permitted by Section 4.5(f) hereof;

                   5. any transaction or series of transactions solely between the Borrower and one or more of its Restricted Subsidiaries; and

                   6. Affiliate agreements pursuant to written, executed agreements in effect on the Closing Date, the material terms of which are described in the Offering Memorandum, and renewals and extensions of such agreements on terms no less favorable to the Lender than the terms of such original agreements and transactions.

    (k) Liens.The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

    (l) Line of Business.The Borrower shall not, and shall not permit any Subsidiary to engage in any business, development or investment activities other than the Gaming Business at the Casino and/or the operation of a hotel at the Casino.

    (m) Corporate Existence.Subject to Sections 4.5(cc) and (dd) hereof, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lender. The Borrower will not liquidate or dissolve and will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign corporation in the jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except to the extent such failure would not have a Material Adverse Effect.

    (n) Articles of Incorporation.The Borrower shall not amend Article Fifth or Article Ninth of its Amended and Restated Articles of Incorporation as in effect on the Closing Date.

    (o) Limitation of Sale and Leaseback Transactions.The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Borrower or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

        (i) the Borrower or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.5(h) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.5(k) hereof;

        (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to Lender) of the property that is the subject of such sale and leaseback transaction; and

        (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Borrower applies the proceeds of such transaction in compliance with Section 4.5(i) hereof.

    (p) Limitation on Formation of Subsidiaries and Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries.Without the consent of Lender (or as to which Lender has waived such right of consent), the Borrower shall not directly or indirectly create or acquire or agree to create or acquire any Subsidiaries. The Borrower (i) shall not, and shall not permit any Restricted Subsidiary of the Borrower to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary to any Person (other than the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.5(i) or 4.5(cc) hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Borrower to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Borrower or a Wholly Owned Restricted Subsidiary of the Borrower.

    (q) Advances to Subsidiaries.All advances to Subsidiaries made by the Borrower from time to time after the Closing Date shall be evidenced by unsecured Subsidiary Intercompany Notes (in form acceptable to Lender) in favor of the Borrower that will be pledged to the Lender as Hyatt Gaming Collateral to secure the Note, subject to the Intercreditor Agreement. Each Subsidiary Intercompany Note shall be payable upon demand and shall bear interest at the same rate as the Note.

    (r) [Intentionally Omitted]


    (s) Additional Subsidiary Guarantees.Without limiting the provisions of
Section 4.5(p), if the Borrower or any of its Restricted Subsidiaries shall acquire or create a Restricted Subsidiary after the Closing Date, the Borrower shall cause such newly acquired or created Restricted Subsidiary to, within ten
(10) Business Days of the date on which it was acquired or created, execute a Guarantee in a form satisfactory to the Lender, and the Borrower shall execute and deliver, and cause such Subsidiary and others to execute and deliver to Lender such Collateral Documents and shall execute and deliver, and cause such Subsidiary and others to execute and deliver such other documents and Opinions of Counsel as Lender shall require to create or confirm the creation of a valid, perfected security interest in and Lien on the property and other assets of such Restricted Subsidiary and 100% of the outstanding Capital Stock of such newly acquired or created Subsidiary.

    (t) Insurance.Until all Obligations of the Borrower under this Agreement, the Note and the other Loan Documents have been paid in full, the Borrower shall, and shall cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Hyatt Gaming Collateral, shall have provided insurance certificates evidencing such insurance to the Lender on or prior to the Closing Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. Customary insurance coverage shall be deemed to include the following:

        (i) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

        (ii) comprehensive general liability insurance with minimum limits of One Million Dollars ($1,000,000);

        (iii) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of Twenty-Five Million Dollars ($25,000,000);

        (iv) business interruption insurance at all times on and after the Casino is Operating; and

        (v) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage in the amount of not less than the lesser of one hundred twenty percent (120%) of the outstanding principal amount of the Senior Notes plus accrued and unpaid Interest and one hundred percent (100%) of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible no greater than two percent (2%) of the insured value of the Casino or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to ten percent (10%) of such replacement value).

        All insurance required under this Agreement (except worker's compensation) shall name the Borrower and the Lender as additional insureds or loss payees, as the case may be, with losses in excess of One Million Dollars ($1,000,000) payable jointly to the Borrower and the Lender (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Lender), with no recourse against the Lender for the payment of premiums, deductibles, commissions or club calls, and for at least thirty (30) days notice of cancellation. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Borrower shall deliver to the Lender on the Closing Date and each anniversary thereafter a certificate of an insurance agent stating that the insurance policies obtained by the Borrower and its Restricted Subsidiaries comply with this Section 4.5(t) and the related applicable provisions of the Hyatt Gaming Collateral Documents.

    (u) Limitation on Status as Investment Company.The Borrower and its Subsidiaries are prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

    (v) Further Assurances.The Borrower shall (and shall cause each of its Restricted Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order:
(i) to carry out more effectively the purposes of the Hyatt Gaming Collateral Documents or any other Loan Document; (ii) to subject to the Liens created by any of the Hyatt Gaming Collateral Documents any of the properties, rights or interests required to be encumbered thereby; (iii) to perfect and maintain the validity, effectiveness and priority of any of the Hyatt Gaming Collateral Documents and the Liens intended to be created thereby; and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lender any of the rights granted now or hereafter intended by the parties thereto to be granted to the Lender or under any other instrument executed in connection therewith or granted to the Borrower under the Hyatt Gaming Collateral Documents or under any other instrument executed in connection therewith.

    (w) Construction.The Borrower shall construct the Casino, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and contracts to which the Borrower is a party and in accordance with the Cash Collateral and Disbursement Agreement.

    (x) Limitation on Use of Proceeds.The Borrower shall cause the net proceeds of the Note, and the proceeds of the Senior Notes, to be deposited in the Senior Cash Collateral Accounts and the Hyatt Gaming Accounts. Of such amounts, approximately Twenty-Four Million One Hundred Thousand Dollars ($24,100,000) will be deposited in the Interest Reserve Account and invested solely in Government Securities, approximately Fifty Seven Million Three Hundred Thousand Dollars ($57,300,000) will be deposited in the Construction Disbursement Account and the Hyatt Gaming Construction Disbursement Account and invested solely in Investment Grade Securities and Eight Million Dollars ($8,000,000) will be deposited in the Completion Reserve Account and the Hyatt Gaming Completion Reserve Account and invested solely in Investment Grade Securities, in each case, to be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

    (y) Extension of Subdivision Agreement.


    The Borrower shall cause:

        (i) the completion of public improvements required pursuant to the Subdivision Agreement to be substantially completed in all material respects on or prior to June 1, 2000; or

        (ii) the date on which such public improvements are required to be substantially completed in all material respects pursuant to the Subdivision Agreement to be executed from June 1, 2000 through at least December 31, 2001.

    (z) Deposit of Funds into Construction Disbursement Accounts. When any cash or other proceeds are released from any existing escrow account or security deposit made by or held for the benefit of the Borrower, Borrower shall cause such cash or other proceeds to be deposited into the Construction Disbursement Account and the Hyatt Gaming Construction Disbursement Account on a pro rata basis promptly following the release of such cash or other proceeds.

    (aa)Event of Loss. Subject to the conditions set forth below, within 90 days after any Event of Loss with respect to any Hyatt Gaming Collateral, Borrower or the affected Restricted Subsidiary of Borrower, as the case may be, shall so notify Lender, describing in such notice the nature of the Event of Loss in reasonable detail, and shall (i) subject to the provisions of this Section 4.5(aa), apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of the improvements to the Casino, with no concurrent obligation to make any purchase of the Note; (ii) if the Casino is not Operating and the Net Loss Proceeds exceed $1.0 million, deposit the Net Loss Proceeds in the Hyatt Gaming Construction Disbursement Account to be disbursed in accordance with the procedures set forth in the Disbursement Agreement; (iii) if the Net Loss Proceeds exceed $1.0 million, deliver to Lender within 60 days after such Event of Loss a written opinion from a nationally recognized architect that the Casino, with at least the Minimum Facilities, can be rebuilt, repaired, replaced or constructed and Operating within not more than 360 days after the Event of Loss (but in no event later than the date that is six months prior to the maturity date of the Note); and (iv) if the Net Loss Proceeds exceed $1.0 million, deliver an Officers' Certificate certifying that Borrower has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (i) above and in accordance with clause (iii) above. To the extent that any Excess Loss Proceeds are available to prepay all or any portion of the Note under the terms of the Indenture as in effect on the date hereof, the Borrower shall, on the first day such payment may be made pursuant to the terms of the Indenture as in effect on the date hereof, make a prepayment of principal, together with all accrued and unpaid interest, outstanding under the Note in an amount equal to the Excess Loss Proceeds minus the amount that the terms of the Indenture, as in effect on the date hereof, require be used to purchase Senior Notes. Pending the rebuilding, repair, replacement or construction of the improvements as aforesaid or the completion of any Event of Loss Offer (as defined in the Indenture), Borrower or the affected Restricted Subsidiary, as the case may be, shall pledge to Lender as additional Collateral all Net Loss Proceeds or other cash on hand required for such rebuilding, repair, replacement or construction pursuant to the terms of the Collateral Documents relating to the Casino. Such pledged funds shall be released to Borrower or the affected Restricted Subsidiary to pay for or reimburse the Company or the affected Restricted Subsidiary for the actual cost of such permitted rebuilding, repair, replacement or construction, or such Event of Loss Offer only as provided in this Section and pursuant to the terms of the Collateral Documents relating to the Casino. Pending the final application of the Net Loss Proceeds, such proceeds may be invested in Cash Equivalents which shall be pledged to Lender as security for the Note. Borrower or the applicable Restricted Subsidiary shall grant to Lender, a lien, subject to Permitted Liens, on any properties or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in this Subordinated Loan Agreement and the Collateral Documents. With respect to any Event of Loss pursuant to clause (iv) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of Five (5) Million Dollars, Borrower (or the affected Restricted Subsidiary, as the case may be), shall be required to receive consideration at least (i) equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to Lender) of the assets subject to the Event of Loss and (ii) at least 90% of which is in the form of Cash Equivalents.

         Regardless of whether Net Loss Proceeds are made available to Borrower pursuant to the provisions of this Section, upon the occurrence of an Event of Loss Borrower shall promptly repair the improvements to be at least equal value and of substantially the same character and condition as prior to such damage.

    (bb) Excess Cash Purchase Repayment. With respect to each Operating Year, "Excess Cash Proceeds" means the sum of (i) the amount equal to fifty percent (50%) of the Borrower's Excess Cash Flow in respect of the four consecutive fiscal quarters ending on or immediately following the last day of such Operating Year and (ii) one hundred percent (100%) of Excess Construction Proceeds for such Operating Year. To the extent that any Excess Cash Flow Proceeds are available to prepay all or any portion of the Note under the terms of the Indenture as in effect on the date hereof, the Borrower shall, on the first day such payment may be made pursuant to the terms of the Indenture as in effect on the date hereof, make a prepayment of principal, together with all accrued and unpaid interest, outstanding under the Note in an amount equal to the Excess Cash Flow Proceeds minus the amount that the terms of the Indenture as in effect on the date hereof require be used to purchase Senior Notes.

    (cc) Merger, Consolidation or Sale of Assets. The Borrower shall not, directly or indirectly, consolidate or merge with or into (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets of the Borrower and its Subsidiaries taken as a whole, in one or more related transactions to, another Person unless (i) the Borrower is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Borrower under the Note, this Agreement and the Hyatt Gaming Collateral Documents pursuant to a supplemental Agreement in a form reasonably satisfactory to the Lender, (iii) immediately after such transaction, no Default or Event of Default exists (iv) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; (v) the Borrower or the Person formed by or surviving any such consolidation or merger (if other than the Borrower), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made: (a) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Borrower immediately preceding the transaction; and (b) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least One Dollar ($1.00) of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of the first paragraph of Section 4.5(h) hereof; and (vi) such transaction would not require the Lender to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that the Lender would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction. In addition, the Borrower shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

    (dd) Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with Section 4.5(cc) hereof, the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Borrower" shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of and Interest on the Note except in the case of a sale of all of the Borrower's assets that meets the requirements of Section 4.5(cc) hereof.

    (ee) Limitations on Preferred Stock Payments. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, until such time as all Obligations of the Borrower under the Note, this Agreement and the other Loan Documents have been indefeasibly paid in full, the Borrower shall not (i) pay any dividend or make any other payment or distribution on account of either Series A Preferred Stock or Series B Preferred Stock or (ii) purchase, redeem or otherwise acquire or retire for value any Series A Preferred Stock or Series B Preferred Stock.

    (ff) Board of Directors. The Company shall not permit the Board of Directors of the Borrower to be comprised at any time of a number of directors such that the number of directors who are at any time Related Parties exceeds the number of directors who are not Related Parties.

4.6 Suitability Matters. If any officer, director or other party affiliated with the Borrower shall be found unsuitable and the Borrower is required to repurchase such unsuitable party's shares in the Borrower or otherwise make any payment to such unsuitable party, such payment shall be at the lesser of cost or fair market value and payable entirely with indebtedness of the Borrower with any principal, interest or other amounts thereunder deferred and subordinate to the indefeasible repayment and satisfaction in full of the Senior Debt and the Loan.

4.7 Representations and Warranties. (a) Each of the Borrower and the LLC is duly organized, validly existing as a corporation or a limited liability company, respectively, and in good standing under the laws of the state of its incorporation or formation and has all corporate or limited liability company power and authority, as the case may be, to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation or a foreign limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where failure to be so qualified and in good standing, singly or in the aggregate, would not have a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or results of operations of the Borrower and its subsidiaries, taken as a whole, or draw into question the validity or enforceability of this Agreement or the other Loan Documents or the validity, perfection or priority of any Lien created thereunder (a "Material Adverse Effect").

    (b) The authorized, issued and outstanding capital stock of the Borrower is as set forth under the caption "Description of Capital Stock" in the Offering Memorandum and, as of the date hereof, there has been no change in the authorized, issued and outstanding capital stock since the date of the Offering Memorandum. The shares of issued and outstanding capital stock of the Borrower have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Borrower was issued in violation of or are subject to the preemptive or other similar rights of any securityholder of the Borrower.

    (c) The Borrower has no Subsidiaries.

    (d) Other than the Equity Purchase Agreements, the Note Conversion Agreements, the Second Warrant Agreement and the Warrants issued pursuant thereto, and the First Warrant Agreement and the Warrants issued pursuant thereto, the Borrower does not have any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or purchase, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any equity interests or any such options, rights, convertible securities or obligations of the Borrower.

    (e) The Warrants have been duly authorized by the Borrower and, on the Closing Date, will have been duly executed by the Borrower. When the Warrants have been duly executed and issued by the Borrower in the manner provided for in the First Warrant Agreement and delivered to Lender, the Warrants will be in the form contemplated by, and entitled to the benefits of, the First Warrant Agreement and the Warrant Registration Rights Agreement and will constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

    (f) The Warrant Shares have been duly authorized and reserved for issuance by the Borrower and, when issued, paid for and delivered upon exercise of the Warrants in accordance with the terms of the Warrants and the First Warrant Agreement assuming receipt of the full exercise price thereof, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

    (g) The First Warrant Agreement, the Warrant Registration Rights Agreement, the Warrants, and the Warrant Shares will conform in all material respects to the respective descriptions thereof contained in the Offering Memorandum.

    (h) Each of the Loan Documents to which the Borrower is a party has been duly authorized by the Borrower, and, on the Closing Date, will have been duly executed and delivered by the Borrower. When each of the Loan Documents to which the Borrower is a party has been duly executed and delivered, each of them will be a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought,
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

    (i) The execution, delivery and performance by the Borrower of the Loan Documents to which the Borrower is a party, compliance by the Borrower with all provisions thereof and the consummation of the transactions contemplated thereby do not and will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except (A) such as may be required under the securities or Blue Sky laws of the various states, (B) those that have already been obtained and are in full force and effect or those that the Borrower would not customarily possess at the date hereof but which will be obtained in the ordinary course of development of the Casino, (C) those to be issued by any Gaming Authority or Liquor Licensing Authority which are necessary for the Borrower to own and operate the Casino or
(D) those relating to commencement of construction of the Casino to be obtained and certified in accordance with the Indenture prior to certain disbursements of the proceeds of the Senior Notes), (ii) conflict with the charter, formation documents or bylaws of the Borrower, (iii) conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Borrower, to which the Borrower is a party or by which the Borrower or its property is bound, (iv) violate or conflict with any applicable law or any rule,

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


regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Borrower or its property (including, without limitation, any Gaming Law (as defined in the Indenture)), except to the extent such violation or conflict, singly or in the aggregate, would not have a Material Adverse Effect, (v) result in the imposition or creation of (or the obligation to create or impose) any Lien, except Permitted Liens, under, any agreement or instrument to which the Borrower is a party or by which the Borrower or its property is bound, or (vi) result in the termination or revocation of any Authorization of the Borrower or result in any other impairment of the rights of the holder of any such Authorization, except to the extent such termination, revocation or impairment, singly or in the aggregate, will not have a Material Adverse Effect.

    (j) The Borrower is not in violation of its charter or formation documents or bylaws. Upon the Closing of the Transactions, the Borrower will not be in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Borrower to which the Borrower is a party or by which the Borrower or its property is bound, except to the extent such default, singly or in the aggregate, would not have a Material Adverse Effect. Upon the Closing of the Transactions, to the Borrower's knowledge, there will not exist any state of facts which constitutes an event of default on the part of the Borrower as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

    (k) There are no legal or governmental proceedings pending actions, suits or governmental investigations pending, or, to the Borrower's knowledge, overtly threatened to which the Borrower is or could be a party or to which any of its property is or could be subject, which could result in a Material Adverse Effect, that are not described in the Offering Memorandum.

    (l) Except for obligations or liabilities being paid out and satisfied on or prior to the Closing Date or obligations or liabilities under the Loan Documents or the Senior Loan Documents, the Borrower does not have any material (in excess of Twenty-Five Thousand Dollars ($25,000) annually) obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) arising out of transactions entered into on or prior to the Closing Date.

    (m) Other than as described in the Offering Memorandum, the Borrower has not violated any Environmental Laws (as defined below) or any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

    (n) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as disclosed in the Offering Memorandum (A) the Borrower is in compliance with and not subject to liability under applicable Environmental Laws, (B) the Borrower has made all filings and provided all notices required under any applicable Environmental Laws, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Borrower threatened against the Borrower under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Borrower, (E) Borrower has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Borrower is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

        For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

    (o) Except such as could not, singly or in the aggregate reasonably be expected to have a Material Adverse Effect, and other than as disclosed in the Offering Memorandum, there exists no fact, and no event has occurred, which has or is reasonably likely to result in (A) material liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Borrower arising out of, based on or resulting from the presence or release into the environment of any hazardous material (including without limitation any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any Environmental Law) or (B) any violation of any Environmental Law.

    (p) The Borrower has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its properties and to conduct its business in the manner described in the Offering Memorandum, except for (A) such as may be required under the securities or Blue Sky laws of the various states, (B) those that the Borrower would not customarily possess at the date hereof but which will be obtained in the ordinary course of development of the Casino, (C) those to be issued by any Gaming Authority or Liquor Licensing Authority which are necessary for the Borrower to own and operate the Casino, and (D) those relating to commencement of construction of the Casino to be obtained and certified in accordance with the Indenture prior to certain disbursements of the proceeds of the Senior Notes, except, in the case of clauses (B), (C) and (D) of this Section 4.7(p), where the failure to have such Authorization, or to have made such filings or notices would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and the Borrower is in compliance in all material respects with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto. To the Borrower's knowledge, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization. The Borrower has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. The Borrower has no reason to believe that any such Authorization necessary in the future to own or operate the Casino in the manner described in the Offering Memorandum, including without limitation, any Gaming License or Liquor License, will not be granted upon application (or, alternatively, that the necessity to obtain such license, permit or approval will not be waived), or that any Gaming Authority or Liquor Licensing Authority or any other governmental agencies are investigating the Borrower or related parties, other than in ordinary course administrative reviews or any ordinary course review of the transactions contemplated hereby.

    (q) There are no contracts, agreements or understandings, other than the Registration Rights Agreement and the Warrant Registration Rights Agreement, granting any person the right to require the Borrower to file a registration statement under the Act with respect to any securities of the Borrower or to require the Borrower to include such securities with the Senior Notes, the Warrants or the Warrant Shares registered pursuant to any registration statement.

    (r) Upon the closing of the Transactions, the Borrower will have good and marketable title in fee simple to all real property subject to the Hyatt Gaming Deed of Trust and good and marketable title to all personal property owned by the Borrower which is described or referred to in the Offering Memorandum or otherwise material to the business of the Borrower, free and clear of Liens (except Permitted Liens) and defects, except such as are contemplated under the Loan Documents, or such as do not, singly or in the aggregate, have a Material Adverse Effect. Any real property held under lease or sublease by the Borrower will be held, upon the closing of the Transactions, under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Borrower, except as described in the Offering Memorandum. The Borrower does not have any notice of any default or material claim of any sort that has been asserted by anyone adverse to the rights of the Borrower under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Borrower to the continued possession of the leased or subleased premises under any such lease or sublease, except to the extent such default or adverse claim, singly or in the aggregate, would not have a Material Adverse Effect.

    (s) The Borrower owns or possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("Intellectual Property") currently employed by it in connection with its business as described in the Offering Memorandum except where the failure to own or possess such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and the Borrower has not received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

    (t) The Borrower is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. The Borrower has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not singly or in the aggregate have a Material Adverse Effect.

    (u) The Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (v) All material tax returns required to be filed by the Borrower in any jurisdiction have been filed, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Borrower have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

    (w) The contemplated operation and use of the Casino, including the construction of the Casino, will be (giving effect to any waivers or variances which may be obtained) in compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards, orders, and other regulations, where the failure to comply therewith could have a Material Adverse Effect. Under applicable zoning and use laws, ordinances, rules and regulations, the Casino may be used for the purposes contemplated in the Offering Memorandum, the Indenture and the Loan Documents, and all necessary approvals have been obtained therefor, except for approvals which the Borrower would not customarily possess at the date hereof but which will be obtained in the ordinary course of development of the Casino or those relating to commencement of construction of the Casino to be obtained or certified in accordance with the Indenture prior to certain disbursements of the proceeds of the Senior Notes, except to the extent the failure to have obtained such approvals would not, singly or in the aggregate, have a Material Adverse Effect.

    (x) Upon execution and delivery of the Loan Documents (other than the Hyatt Gaming Pledge and Assignment Agreement) by the parties thereto and completion of the filings and recordings contemplated thereby, the security interests created for the benefit of Lender pursuant to the Loan Documents (other than the Hyatt Gaming Pledge and Assignment Agreement) will constitute valid, perfected security interests in the collateral subject thereto subject to Permitted Liens.

    (y) All notice filings to be made pursuant to the Loan Documents (including without limitation all financing statements) are in proper form to be filed in order to perfect a security interest in the collateral described therein.

    (z) At all times after execution and delivery of the Hyatt Gaming Pledge and Assignment and the Account Agreement (as defined therein) and completion of the filings and recordings contemplated thereby, the security interests created for the benefit Lender pursuant to the Hyatt Gaming Pledge and Assignment Agreement will constitute valid, perfected second priority security interests in the collateral subject thereto (other than the Hyatt Gaming Accounts, with respect to which such security interests will constitute valid, perfected first priority security interests).

    (aa) The Borrower has not dealt with any broker, investment banker, or other person who may be entitled to any commission or compensation in connection with the making of the Loan.

    (bb) Lender has been furnished with a copy of the plans and specifications for the construction of the improvements of the Casino and other necessary expenditures. Such plans and specifications are satisfactory to the Borrower. The anticipated cost of such improvements (including interest, legal, architectural, engineering, planning, zoning and other similar costs) does not exceed the amounts for such costs set forth under the caption "Use of Proceeds" in the Offering Memorandum. The Borrower is not aware of any material defects in the plans or specifications for such improvements. In addition, each of the other amounts set forth in "Sources of Funds" and "Project Costs" under the caption "Use of Proceeds" in the Offering Memorandum are based upon reasonable assumptions as to all matters material to the estimates set forth therein and are not expected by the Borrower to exceed the amounts set forth for such items.

    (cc) The Borrower has prepared the Construction Disbursement Budget and the Construction Schedule (as defined in the Cash Collateral and Disbursement Agreement) and has developed the assumptions on which the Construction Disbursement Budget and Construction Schedule are based. The Construction Disbursement Budget and the Construction Schedule are, as of the Closing Date,
(i) in the opinion of the Borrower, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (ii) call for the construction of the Minimum Facilities on or prior to the Operating Deadline and (iii) consistent with the provisions of the Indenture and the Loan Documents.

    (dd) The Borrower acknowledges that Lender and, for purposes of the opinions to be delivered pursuant to Section 2.6 hereof, counsel to the Borrower, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                                   ARTICLE V.
                         THE LENDERS RIGHTS AND REMEDIES

         The following rights and remedies are available to the Lender:

5.1 Acceleration. Subject to the terms of the Subordination Agreement, upon the occurrence of an Event of Default (other than an Event of Default pursuant to Sections 6.1(i) hereof, as to which the next sentence of this Section 5.1 shall apply), the entire unpaid principal balance of the Loan and all accrued interest thereon shall, at the option of the Lender, become immediately due and payable. Subject to the terms of the Subordination Agreement, upon the occurrence of an Event of Default pursuant to Section 6.1(i) hereof, the entire unpaid principal balance of the Loan and all accrued interest thereon shall immediately become, and shall be deemed to immediately become, automatically due and payable without any act on the part of the Lender. In addition, upon acceleration, any and all other obligations of the Borrower to the Lender under the Loan Documents shall be immediately due and payable.

5.2 No Liability of the Lender. Whether or not the Lender elects to employ any or all remedies available to it in the event of an occurrence of an Event of Default, the Lender shall not be liable for the construction or completion of the Casino or for the performance or nonperformance of any other obligation of the Borrower.

5.3 Right to Cure; Protective Advances. Lender may, but shall have no obligation to, cure any breach, default or event of default by the Borrower under any one or more of (i) this Agreement, (ii) the other Loan Documents, (iii) any of the Senior Loan Documents and (iv) the Management Agreement.

5.4 Protective Advances. Any amount advanced pursuant to Section 5.3(a) hereof or under any of the Hyatt Gaming Collateral Documents shall be added to the principal of the Loan, secured by the Hyatt Gaming Collateral Documents, and shall bear interest at the rate set forth in the Note.

5.5 Subordination. Lender agrees to forbear from any exercise of remedies to the extent required by the Subordination Agreement.

                                  ARTICLE VI.
                               EVENTS OF DEFAULT

6.1 Events of Default. An "Event of Default" occurs and is continuing under this Agreement if:


    (a) the Borrower defaults for thirty (30) days in the payment when due of Interest on, Liquidated Damages, if any, with respect to or any other amounts

(other than those described in Sections 4.5(i), (aa) or (bb) hereof that become due and owing under this Agreement, the Note or any of the other Loan Documents;

    (b) the Borrower defaults in the payment when due of principal of or premium, if any, on the Note;

    (c) the Borrower fails to comply with any of the provisions of Section 4.5(f), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (s), (t), (x), (y),
(z), (aa), (bb) or (cc) hereof;

    (d) a Change of Control shall occur;

    (e) the Borrower or any of its Restricted Subsidiaries for thirty (30) days after notice thereof fails to comply with the provisions of any of the other agreements in this Agreement not set forth in clause (c) above;

    (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Subsidiaries (or the payment of which is guaranteed by the Borrower or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Closing Date, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $1.0 million or more;

    (g) the Borrower or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of Five Million Dollars ($5,000,000), which judgments are not paid, discharged or stayed for a period of sixty (60) days;

    (h) (i) the Borrower or any of its Affiliates breaches any material representation or warranty in the Hyatt Gaming Collateral Documents or any certificates delivered in connection therewith, (ii) the Borrower or any of its Affiliates fails after written notice thereof to comply with any material covenant or agreement set forth in the Hyatt Gaming Collateral Documents, (iii) the Borrower or its respective Affiliates repudiates any of its obligations under the Hyatt Gaming Collateral Documents, (iv) the Hyatt Gaming Collateral Documents become unenforceable against the Borrower or its Affiliates or perfection or priority of the Liens granted by the Borrower or its Affiliates thereunder is lost for any reason, which in the case of clauses (i) and (ii) remains uncured for a period of thirty (30) days after written notice specifying such breach or default;

    (i) the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

        (i) commences a voluntary case,
        (ii)consents to the entry of an order for relief against it in an involuntary case,
        (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
        (iv)makes a general assignment for the benefit of its creditors, or
        (v) generally is not paying its debts as they become due;

    (j)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

        (i) is for relief against the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

        (ii) appoints a custodian of the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

        (iii) orders the liquidation of the Borrower or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

    and the order or decree remains unstayed and in effect for sixty (60) consecutive days;

    (k) the revocation, termination, suspension or other cessation of effectiveness for a period of more than ninety (90) consecutive days of any Gaming License results in the cessation or suspension of gaming operations at any Gaming Facility;

    (l) the Casino fails to be Operating by the Operating Deadline or fails to remain Operating thereafter, except (i) as the hours of operation of the Casino may be limited by any Gaming Authority or Gaming Law or (ii) for a period of time not to exceed thirty (30) days during any forty-five (45) day period and not to exceed sixty (60) days during any one-year period; provided, however, that, in any event, there shall not be an Event of Default under this clause if the failure to remain Operating during such period results from an Event of Loss pursuant to the terms of this Agreement;

    (m) any court of competent jurisdiction (including without limitation the U.S. Bankruptcy Courts) enjoins the construction of the Casino or enjoins or prohibits the Borrower or the Lender or either of them from performing this Agreement or any of the other Loan Documents, and such proceedings are not discontinued or such decree is not vacated within sixty (60) days after the granting thereof;

    (n) the Management Agreement shall be terminated, and such termination is not a result of a default by the Manager thereunder;

    (o) an Event of Default (as defined in the Indenture) shall have occurred under the Senior Loan Documents;

    (p) the Borrower neglects, fails, or refuses to keep in full force and effect any permit or approval necessary with respect to the construction, occupation or use of the Casino or any Project License which materially affects the operation of the Casino, and such neglect, failure or refusal continues for a period of thirty (30) days; or

    (q) any Borrower Loss of License Event or Non-Casino Loss of License Event shall occur.
                                  ARTICLE VII.
                               GENERAL CONDITIONS


7.1 Waivers. No waiver of any Default or Event of Default or breach by the Borrower hereunder shall be implied from any delay or omission by the Lender to take action on account of such Default or Event of Default, and no express waiver shall affect any Default or Event of Default other than the Event of Default specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenants, terms or conditions contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by the Lender to or of any act by the Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act. No single or partial exercise of any right or remedy of the Lender hereunder shall preclude any further exercise thereof or the exercise of any other or different right or remedy.

7.2 No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the Lender and the Borrower, their successors and assigns, and no other Person shall under any circumstances be deemed to be a beneficiary of any of the rights, remedies, terms and provisions of this Agreement. No other Person shall have any right to action hereon or rights to the Loan proceeds at any time, nor shall the Lender owe any duty whatsoever to any claimant for labor performed or material furnished in connection with the construction of the or to apply any undisbursed portion of the Loan to the payment of any such claim, or to exercise any right or power of the Lender hereunder or arising from any Default condition or Event of Default by the Borrower.

7.3 Assignment. The terms hereof shall be binding upon and inure to the benefit of the successors, assigns, and representatives of the parties hereto; provided, however, that the Borrower shall not assign this Agreement any Loan Document or any of its rights, interests, duties or obligations hereunder or thereunder or any Loan proceeds or other monies to be advanced hereunder or thereunder in whole or in part without the prior written consent of the Lender and that any such assignment (whether voluntary or by operation of law) without said consent shall be void.

7.4 Amendments. This Agreement shall not be amended except by a written instrument signed by the parties hereto.

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


7.5 Terms. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

7.6 Governing Law and Jurisdiction. This Agreement and the other Loan Documents and all matters relating thereto shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York, without reference to choice of law principles.

7.7 Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER OR THE LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER MAKING THE LOAN EVIDENCED BY THE LOAN DOCUMENTS.

7.8 Savings Clause. Invalidation of any one or more of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

7.9 Survival of Indenture Provisions. To the extent that definitions or provisions of the Indenture are incorporated by reference into this Agreement, such provisions shall survive, and continue to be incorporated herein, notwithstanding the termination of the Indenture.

7.10 Entire Agreement. This Agreement, and the other agreements referenced herein, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, both written and oral between the Borrower and the Lender with respect to the subject matter hereof and thereof.

7.11 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

7.12 Captions. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement.

7.13 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

        (a) if to the Lender, at:

     Hyatt Gaming Management, Inc.
     Madison Plaza - 39th Floor
     200 W. Madison Street
     Chicago, IL  60606
     Attention:  General Counsel

        (b) if to the Borrower at:

     Windsor Woodmont Black Hawk Resort Corp.
     2231 Valdina Street
     Dallas, TX  75207
     Attention:  Daniel Robinowitz

         or at such other address as shall have been furnished in writing by any party described above to the party required to give notice hereunder.

7.14 No Right of Offset. No offset or claim that the Borrower or any Affiliate of the Borrower now or may in the future have against the Lender, any of its Affiliates, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction, shall relieve the Borrower from paying any amounts owing hereunder.

7.15 Fees and Expenses. The Borrower shall reimburse the Lender concurrently with execution of this Agreement for all of the Lender's attorneys' fees and other costs and expenses in connection with the Loan, the Management Agreement and otherwise in connection with the Casino transactions.

7.16 Attorneys' Fees. If any party hereto brings any judicial action or proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled, in addition to any other remedy, to recover from the others, regardless of whether such action or proceeding is prosecuted to judgment, all costs and expenses, including without limitation reasonable attorneys' fees, incurred therein by the prevailing party.

7.17 Indemnification. The Borrower hereby indemnifies and agrees to defend the Lender and its Affiliates and to hold each of them harmless from any cost, expense, liability, loss, or damage, including, without limitation, reasonable attorneys' fees, incurred by any of them as a result of the making of the Loan or the exercise of any rights or remedies under this Agreement; provided that the Lender and its Affiliates shall not be indemnified for their bad faith, gross negligence or willful misconduct.

7.18 Gaming Regulations. This Agreement, and any remedies contemplated hereby, are and shall remain subject to the Colorado Limited Gaming Act, Colo. Rev. Stat.ss.12-47.1-101, et. seq. (1997) and the rules and regulations thereunder (as may be amended from time to time, collectively, the "Colorado Gaming Regulations"), and the exercise of remedies hereunder will be subject to the Colorado Gaming Regulations.

7.19 Release of Collateral.

     (a) Subject to subsections (b), (c) and (d) of this Section 7.19, Hyatt Gaming Collateral may be released from the Lien and security interest created by this Agreement and the Hyatt Gaming Collateral Documents at any time or from time to time in accordance with the provisions of the Hyatt Gaming Collateral Documents or as provided hereby. In addition, upon the request of the Borrower pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale, and the Lender shall release (at the sole cost and expense of the Borrower) (i) Hyatt Gaming Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Agreement; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Borrower shall apply the Net Proceeds in accordance with Section 4.5(i) hereof. Upon receipt of such Officers' Certificate the Lender shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Hyatt Gaming Collateral permitted to be released pursuant to this Indenture or the Hyatt Gaming Collateral Documents.

     (b) No Hyatt Gaming Collateral shall be released from the Lien and security interest created by the Hyatt Gaming Collateral Documents pursuant to the provisions of the Hyatt Gaming Collateral Documents unless there shall have been delivered to the Lender the certificate required by this Section 7.19.

     (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Note shall have been accelerated (whether by declaration or otherwise) and the Lender shall have delivered a notice of acceleration to the Borrower, no release of Hyatt Gaming Collateral pursuant to the provisions of the Hyatt Gaming Collateral Documents shall be effective as against the Lender.

     (d) The release of any Hyatt Gaming Collateral from the terms of this Agreement and the Hyatt Gaming Collateral Documents shall not be deemed to impair the security under this Agreement in contravention of the provisions hereof if and to the extent the Hyatt Gaming Collateral is released pursuant to the terms hereof.

     (e) Upon the payment in full of all Obligations of the Borrower under this Agreement, the Collateral Documents, the Note and any other Loan Document, Lender shall, at the request of the Borrower and at the Borrower's sole cost and expense, deliver a certificate to the Borrower stating that such Obligations have been paid in full, and take all actions necessary to release the Liens pursuant to this Agreement and the Collateral Documents.

7.20 Certificate and Opinion Requirements. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

7.21 Lender's Investment Representation Regarding the Warrants. Lender represents and warrants to, and agrees with, the Borrower that:

     (a) Lender has received and reviewed the information concerning the Company and any other matters relevant to its decision to receive the Warrant that it has requested and has had an opportunity to discuss the business, management and financial affairs of the Borrower, with the Borrower and its representatives insofar as relevant to its receipt of the Warrants. Lender understands that the Warrants are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that the Warrants have not been registered under the Securities Act:
     (b) The Warrants may be offered, resold, pledged or otherwise transferred only:
          (i) to a person in a transaction meeting the requirements of the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act;
          (ii) to the Borrower; or
          (iii) pursuant to an effective registration statement.
                and,  in  each  case,  in  accordance   with  any   applicable
securities laws of any State of the United States or any other applicable jurisdiction; and Lender will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (iii) above.

     (c) Lender confirms that Lender is not acquiring the Warrants with a view to distribution of the Warrants in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.
     (d) Lender has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of purchasing the Warrants and is able to bear the economic risks of its investment.
     (e) Lender has received a copy of the Offering Memorandum and acknowledges that it has had access to financial and other information and has been afforded the opportunity to ask question of the Company's representative and receive answers, as Lender deemed necessary in connection with this decision to receive the Warrants.



                  [Signature Page Follows]

     IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written by their officers, all duly authorized thereunto.

                                       HYATT GAMING MANAGEMENT, INC., a
                                       Nevada corporation

                                       By:  /s/ Harold S. Handelsmen
                                            -----------------------------
                                       Name:    Harold S. Handelsmen
                                            -----------------------------

                                       Title:   Vice President
                                            -----------------------------


                                       WINDSOR WOODMONT BLACK HAWK
                                       RESORT CORP.,

                                       a Colorado corporation


                                       By:  /s/ Michael L. Armstrong
                                            -----------------------------
                                       Name:    Michael L. Armstrong
                                            -----------------------------

                                       Title:   Executive Vice President
                                            -----------------------------




                [Signature Page to Subordinated Loan Agreement]

                                    EXHIBIT A


     The counterpart of the Subordinated Promissory Note on which this legend appears is, for the purposes of Title 38 of the Colorado Revised Statues, the "original evidence of debt" secured by the Hyatt Gaming Deed of Trust, as defined in the Loan Agreement (as defined herein).

     This instrument is subject to the terms of a Intercreditor Subordination and Collateral Agreement dated as of March 14, 2000 between The Sun Trust Bank, as trustee, Hyatt Gaming Management, Inc. and Windsor Woodmont Black Hawk Resort Corp. (as amended in accordance with its terms), which is incorporated herein by reference. Notwithstanding any statement to the contrary contained in this instrument, no payment on account of the obligations hereunder, whether of principal or interest or otherwise, shall be made, paid, received or accepted except in accordance with the express terms of the Intercreditor Subordination and Collateral Agreement.

                      FORM OF SUBORDINATED PROMISSORY NOTE
                      ------------------------------------


$7,500,000                                                     Chicago, Illinois
                                                                  March 14, 2000


     FOR VALUE RECEIVED, the undersigned, WINDSOR WOODMONT BLACK HAWK RESORT CORP., a Colorado corporation ("Maker"), promises to pay to the order of HYATT GAMING MANAGEMENT, INC., a Nevada corporation ("Payee"), at Madison Plaza, 39th Floor, 200 W. Madison, Chicago, Illinois 60606, or at such other place as the holder hereof may from time to time designate, the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) advanced by Payee pursuant to that certain Subordinated Loan Agreement (the "Loan Agreement") effective as of even date herewith, between Maker and Payee, with interest on the unpaid principal balance from time to time outstanding, compounded quarterly, payable semi-annually in arrears in accordance with the terms hereof, and computed on the basis of a three hundred sixty (360) day year but for the actual number of days outstanding, at a rate equal to fifteen and one-half percent (15.5%) per annum (the "Interest Rate"); but in no event greater than the maximum rate permitted by applicable law. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement. Payment of principal and interest shall be made in the lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

     This note (the "Note") is issued pursuant to the Loan Agreement and is secured by the Hyatt Gaming Deed of Trust and the other Hyatt Gaming Collateral Documents.

     Maker shall pay to Lender interest semi-annually in arrears on the 16th day of March and the 16th day of September. Notwithstanding the foregoing, any interest which comes due prior to the date on which the Casino is Operating shall be deferred, accrued and bear interest due prior to the date on which the

Casino is Operating shall be deferred, accrued and bear interest at the Interest Rate, and on the date the Casino is Operating shall be added to the principal amount owing on this Note.

     To the extent that any amounts are available to be paid as a Restricted Payment (as defined in the Indenture) by Maker as a result of an Event of Loss, Asset Sale, Change of Control, Excess Cash Flow or otherwise under the terms of the Indenture as in effect on the date hereof, Maker shall, on the first day such payments may be made pursuant to the terms of the Indenture, make a prepayment of principal on this Note in accordance with the terms of the Loan Agreement.

     To the extent that any amounts are permitted to be paid on this Note pursuant to the terms of the Indenture as in effect on the date hereof, such amounts shall first be applied to the payment of any amounts owing under the Management Agreement, and then to any amounts owing on this Note.

     All principal advanced on the date hereof and on any date hereafter pursuant to the Loan Agreement by Payee shall be evidenced by this Note and shall be due and payable in full on the date of Maturity.

     This Note is (and all payments pursuant hereto are) subject to the terms of (and subordinated in accordance with) the Subordination Agreement.

     Subject to the terms of the Loan Agreement and the Subordination Agreement, at the option of the holder hereof, this Note may be declared to be (in which case this Note shall become) immediately due and payable, and all obligations of the holder hereof to make any future advances shall terminate upon the occurrence and during the continuance of any Event of Default.

     If this Note is not paid when due, whether at maturity or by acceleration, at such time as such payment is not prohibited by the terms of the Subordination Agreement, the undersigned promises to pay all costs of collection, including without limitation, reasonable attorneys' fees, and all expenses in connection with the protection or realization of any collateral securing this Note incurred by the holder on account of such collection, whether or not suit is filed hereon; and such costs and expenses shall include without limitation all costs, attorneys' fees and expenses incurred by the holder hereof in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Maker, which in any way affect the exercise by the holder hereof of its rights and remedies under this Note. The amount of such costs and expenses, together with interest at the Default Rate (as hereinafter defined) shall be repaid to the holder hereof upon written demand therefor. Should interest not be paid when due, it shall thereafter bear like interest as the principal. Additionally, in the event of any default under this Note and for so long as such default shall remain uncured, the interest rate at which this Note shall bear interest shall immediately, without notice, increase to two percent (2%) per annum above the otherwise applicable interest rate under this Note (the "Default Rate"), but in no event shall the Default Rate be greater than the Maximum Rate (as hereinafter defined); provided that no interest of other payments under this Note shall be due or payable (and the Default Rate shall not apply) so long as Maker is prohibited from making payments hereon by the terms of the Loan Agreement or the Subordination Agreement.

     Anything in this Note or any of the documents executed in connection herewith to the contrary notwithstanding, if at any time the rate of interest on the Note together with all fees and charges, if any (collectively, the "Charges"), contracted for, charged, received, taken or reserved by the holder hereof which may be treated as interest under applicable law, computed over the full term of the Note, exceeds the maximum legal limit (if any such limit is applicable) under United States federal law or state law (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable on the Note (the "Maximum Rate"), then the rate of interest on the Note, together with all Charges, shall be limited to the Maximum Rate. If from any circumstances, the holder hereof shall ever receive as interest an amount which would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance hereunder (whether or not due and payable) and not to the payment of interest.

     Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notices of every kind are hereby waived. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the Maker.

     No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. The holder hereof shall at all times have the right to proceed against any portion of any security held therefor in such order and in such manner, as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any breach of any of the covenants or conditions of this Note shall be construed to be a waiver of or acquiescence in or a consent to any previous or subsequent breach of the same or any other condition or covenant.

     No right, power or remedy conferred upon or reserved to the holder hereof by this Note is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this Note to the holder hereof or to which such holder may be entitled may be exercised from time to time and as often as may be deemed expedient by such holder, and such holder may pursue inconsistent remedies.

     Subject to the terms of the Loan Agreement and the Subordination Agreement, the undersigned may from time to time prepay in whole or in part without penalty or premium the principal hereof. Any prepayment of principal shall be accompanied by payment of accrued interest on such principal to the date of such prepayment.

     This Note shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by United States federal law.

     The address of the Maker and the Payee shall for all purposes be as set forth below unless otherwise changed by the applicable party hereto by notice to the other as provided herein.

     Maker:             Windsor Woodmont Black Hawk Resort Corp.
                        2231 Valdina Street
                        Dallas, TX  75207

                        Attention:  Daniel Robinowitz

     Payee:             Hyatt Gaming Management, Inc.
                        Madison Plaza - 39th Floor
                        200 West Madison
                        Chicago, IL  60606

                        Attention:  General Counsel

     All notices or other communications required or permitted to be given pursuant to the provisions of this Note shall be in writing and shall be considered as properly given if mailed by certified United States mail, postage prepaid, with return receipt requested, by overnight courier service, or by facsimile transmission with reception confirmed. Notices hereunder in any manner shall be effective only if and when received by the addressee. Certified mail receipt or express courier receipt at the above addresses shall establish receipt for purposes of notices under this Note. Either the Maker or the holder hereof may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which, or a different person to whose attention, all such notices or demands are thereafter to be addressed.

     Subject to the terms of the Loan Agreement and the Subordination Agreement, time is hereby declared to be of the essence of this Note and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

     This Note may not be assigned by Maker without the prior written consent of the holder hereof and any assignee shall (as a condition to any such assignment) agree in writing to be bound by the terms of the Subordination Agreement. Subject to the foregoing restriction, this Note shall inure to the benefit of the holder hereof, its successors, assigns and representatives and shall bind Maker, its successors, assigns and representatives. This Note may not be modified, amended or terminated except by a written agreement signed by the Maker and holder hereof.

     If any provision of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     No offset or claim that Maker now or may in the future have against the holder of this Note or any of its Affiliates shall relieve Maker from paying any amounts owing hereunder.

         Executed as of the date first above written.

         "Maker"

         WINDSOR WOODMONT BLACK HAWK RESORT CORP., a Colorado corporation


         By:

         Name:
              -----------------------

         Title:
               ----------------------